                                                                    EXHIBIT 19.1


                                CREDIT AGREEMENT


                                 by and between


                           J.M. PETERS COMPANY, INC.,
                             a Delaware corporation


                                      and


                             BANK ONE, ARIZONA, NA,
                         a national banking association





                         Dated as of September 26, 1994

                               TABLE OF CONTENTS



ARTICLE I
DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.1     Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II
CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         2.1     Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 2.1.1    Project Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 2.1.2    Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                          2.1.2.1   Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                          2.1.2.2   Rate After Default  . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                          2.1.2.3   Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . .   14
                          2.1.2.4   No Deductions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                          2.1.2.5   Order of Application  . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                          2.1.2.6   Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 2.1.3    Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 2.2.1    Method for Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 2.2.2    Use of Advances; Revision of Project Budgets  . . . . . . . . . . . . . . . . . . .   16
                          2.2.2.1   Use of Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                          2.2.2.2   Modification of Project Budgets . . . . . . . . . . . . . . . . . . . . .   16
         2.3     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 2.3.1    Facility Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 2.3.2    Project Loan Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 2.3.3    Documentation Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 2.3.4    Attorneys' Costs, Expenses, and Fees  . . . . . . . . . . . . . . . . . . . . . . .   17
                 2.3.5    Appraisal Fees, Title Insurance Premium, and Other Costs, Expense and Fees  . . . .   17
                 2.3.6    Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         2.4     Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 2.4.1    Advances in Excess of Commitment Amount . . . . . . . . . . . . . . . . . . . . . .   18
                 2.4.2    Advances in Excess of Project Loan Amount . . . . . . . . . . . . . . . . . . . . .   18
                 2.4.3    Performance Requirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 2.4.4    Project Loan Repayment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         2.5     Commitment Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         2.6     Project Loan Balancing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 2.6.1    Project Loan "In Balance."  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 2.6.2    Standard of Bank's Determination  . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 2.6.3    Balancing Calls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         2.7     Loan Amount Redetermination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 2.7.1    Revised Project Loan Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 2.7.2    Required Remargining Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 2.7.3    Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         2.8     Partial Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         2.9     Nonrecourse Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

ARTICLE III
CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23


         3.1     Conditions Precedent to Effectiveness of this Agreement  . . . . . . . . . . . . . . . . . . . . .   23
                 3.1.1    Representations and Warranties Accurate . . . . . . . . . . . . . . . . . . . . . . . . .   23
                 3.1.2    Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                 3.1.3    Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                          3.1.3.1   Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                          3.1.3.2   Corporation Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                          3.1.3.3   Opinion Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                          3.1.3.4   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                          3.1.3.5   Cash Flow Projections . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                          3.1.3.6   Projected Income Statement and Balance Sheet  . . . . . . . . . . . . . . . . .   24
                          3.1.3.7   Bond Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                          3.1.3.8   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 3.1.4    Payment of Costs, Expenses and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 3.1.5    Other Items or Actions by Loan Parties  . . . . . . . . . . . . . . . . . . . . . . . . .   25
         3.2     Conditions Precedent to Approval of Proposed Projects and Project Loans  . . . . . . . . . . . . .   25
                 3.2.1    Tract Map and/or Survey . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                 3.2.2    Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                 3.2.3    Purchase Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                 3.2.4    Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                 3.2.5    Soils Tests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                 3.2.6    Environmental Assessment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                 3.2.7    Project Budget  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                 3.2.8    Utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                 3.2.9    Preliminary Title Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                 3.2.10   Flood and Related Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 3.2.11   Plans and Specifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 3.2.12   Assessments, Charges, and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 3.2.13   Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 3.2.14   Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 3.2.15   Proforma Cash Flow Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 3.2.16   Construction Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 3.2.17   Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         3.3     Additional Conditions Precedent to Initial Advance of Project Loans  . . . . . . . . . . . . . . .   29
                 3.3.1    Approval of Project Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                 3.3.2    Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                          3.3.2.1   Environmental Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                          3.3.2.2   Deed of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                          3.3.2.3   Financing Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                          3.3.2.4   Assignment of Project Agreements  . . . . . . . . . . . . . . . . . . . . . . .   29
                          3.3.2.5   Assessments, Charges, and Taxes . . . . . . . . . . . . . . . . . . . . . . . .   29
                 3.3.3    Recordation and Filing of Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . .   29
                 3.3.4    Title Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                          3.3.4.1   Payment of Costs, Expenses and Fees . . . . . . . . . . . . . . . . . . . . . .   30
                 3.3.5    Acquisition Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         3.4     Additional Conditions Precedent to All Advances  . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 3.4.1    Representations and Warranties Accurate . . . . . . . . . . . . . . . . . . . . . . . . .   30

                                      ii

                 3.4.2    Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 3.4.3    Draw Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 3.4.4    Inspection Report . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 3.4.5    Approvals and Inspections by Governmental Authorities . . . . . . . . . .  31
                 3.4.6    Project Loan "In Balance."  . . . . . . . . . . . . . . . . . . . . . . .  31
                 3.4.7    Lien Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 3.4.8    Distressed Improvement Districts  . . . . . . . . . . . . . . . . . . . .  31
                 3.4.9    Qualification To Do Business  . . . . . . . . . . . . . . . . . . . . . .  31
                 3.4.10   Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE IV
BORROWER REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         4.1     Closing Representations and Warranties . . . . . . . . . . . . . . . . . . . . . .  32
                 4.1.1    Organization, Powers and Good Standing  . . . . . . . . . . . . . . . . .  32
                          4.1.1.1   Organization and Powers . . . . . . . . . . . . . . . . . . . .  32
                          4.1.1.2   Good Standing . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          4.1.1.3   Non-Foreign Status  . . . . . . . . . . . . . . . . . . . . . .  32
                 4.1.2    No Approvals, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 4.1.3    No Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 4.1.4    Execution and Delivery and Binding Nature of Loan Documents . . . . . . .  33
                 4.1.5    Accurate Information  . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 4.1.6    Purpose of Advances . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 4.1.7    Legal Proceedings; Hearings, Inquiries, and Investigations  . . . . . . .  34
                 4.1.8    No Event of Default or Unmatured Event of Default . . . . . . . . . . . .  34
                 4.1.9    Approvals and Permits; Assets and Property  . . . . . . . . . . . . . . .  34
                 4.1.10   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 4.1.11   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 4.1.12   Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 4.1.13   Project Budgets and Plans and Specifications  . . . . . . . . . . . . . .  35
                 4.1.14   Bond Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.2     Representations and Warranties Upon Requests for Advances  . . . . . . . . . . . .  35
         4.3     Representations and Warranties Upon Delivery of Financial Statements,
                     Documents and Other Information  . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE V
AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.1     Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.2     Books and Records; Access By Bank  . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.3     Information and Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 5.3.1    Fiscal Period Financial Statements  . . . . . . . . . . . . . . . . . . .  37
                          5.3.1.1   Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          5.3.1.2   Projection  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 5.3.2    Annual Financial Statements . . . . . . . . . . . . . . . . . . . . . . .  37
                 5.3.3    Compliance Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  37

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

                 5.3.4    Sales Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                 5.3.5    Land Holdings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                 5.3.6    Proxy Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                 5.3.7    Other Items and Information . . . . . . . . . . . . . . . . . . . . . .   38
         5.4     Law; Judgments; Material Agreements; Approvals and Permits . . . . . . . . . . .   38
         5.5     Taxes and Other Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         5.6     Assets and Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         5.7     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                 5.7.1    Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                 5.7.2    Worker's Compensation . . . . . . . . . . . . . . . . . . . . . . . . .   40
                 5.7.3    Engineer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                 5.7.4    Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . .   40
                 5.7.5    Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                 5.7.6    Evidence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         5.8     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         5.9     Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         5.10    Commencement and Completion  . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         5.11    Rights of Inspection; Correction of Defects; Agency  . . . . . . . . . . . . . .   42
         5.12    Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         5.13    Verification of Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         5.14    Bank's Inspector(s)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         5.15    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         5.16    Costs and Expenses of Borrower's Performance . . . . . . . . . . . . . . . . . .   43
         5.17    Notification of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         5.18    Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                 5.18.1   Consolidated-Tangible Net Worth . . . . . . . . . . . . . . . . . . . .   44
                 5.18.2   Total Liabilities to Consolidated Tangible Net Worth  . . . . . . . . .   44
                 5.18.3   Minimum Liquidity Requirements  . . . . . . . . . . . . . . . . . . . .   44
                 5.18.4   Land Banking Limitation . . . . . . . . . . . . . . . . . . . . . . . .   44
                 5.18.5   Dividend Restriction  . . . . . . . . . . . . . . . . . . . . . . . . .   44
                 5.18.6   Net Loss Limitation . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         5.19    Construction and Sales Records . . . . . . . . . . . . . . . . . . . . . . . . .   45
         5.20    Changes to Plans and Specifications  . . . . . . . . . . . . . . . . . . . . . .   45
         5.21    Notice of Litigation, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         5.22    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         5.23    Signage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

ARTICLE VI
BORROWER NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         6.1     Corporate Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         6.2     Ownership of Project . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         6.3     Liens and Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

ARTICLE VII
REMEDIES UPON DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         7.1     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         7.2     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

ARTICLE VIII
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

         8.1     Bank's Obligations to Borrower Only and Disclaimer by Bank . . . . . . . .   52
         8.2     Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         8.3     No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         8.4     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         8.5     Disclaimer by Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         8.6     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         8.7     Choice of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         8.8     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         8.9     Authority to File Notices  . . . . . . . . . . . . . . . . . . . . . . . .   54
         8.10    Inconsistencies with Loan Documents  . . . . . . . . . . . . . . . . . . .   54
         8.11    No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         8.12    Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         8.13    Titles and Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         8.14    Changes, Waivers, Discharge and Modifications in Writing . . . . . . . . .   55
         8.15    Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         8.16    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         8.17    Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         8.18    Prevailing Party to Pay Fees . . . . . . . . . . . . . . . . . . . . . . .   56
         8.19    Submission of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .   56
         8.20    Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
                 8.20.1   Binding Arbitration . . . . . . . . . . . . . . . . . . . . . . .   56
                 8.20.2   Arbitration Panel . . . . . . . . . . . . . . . . . . . . . . . .   56
                 8.20.3   Provisional Remedies; Self-Help; and Foreclosure  . . . . . . . .   56
         8.21    Counterpart Execution  . . . . . . . . . . . . . . . . . . . . . . . . . .   57


EXHIBITS

EXHIBIT "A"      FORM OF ASSIGNMENT OF PROJECT AGREEMENTS
                 AND PROJECT PLANS AND SPECIFICATIONS

EXHIBIT "B"      FORM OF DEED OF TRUST

EXHIBIT "C"      FORM OF ENVIRONMENTAL INDEMNITY

EXHIBIT "D"      FORM OF FINANCING STATEMENT

EXHIBIT "E"      FORM OF PROJECT LOAN AGREEMENT

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (this "AGREEMENT") is made as of September 26, 1994 by and between J.M. PETERS COMPANY, INC., a Delaware corporation ("BORROWER"), whose address is 3501 Jamboree Road, Suite 200, Newport Beach, California 92660, and BANK ONE, ARIZONA, NA, a national banking association ("BANK"), whose address is Real Estate Division, P.O. Box 29542, Phoenix, Arizona 85038, Attention: Dept. A-567, with respect to the following:

                                R E C I T A L S:

         A. Borrower owns or intends to acquire certain real property located in California, Arizona and Nevada upon which Borrower intends to subdivide and to construct thereon single-family detached residential homes.

         B. Borrower desires to finance the acquisition of such real property and costs related to the construction of certain onsite and offsite improvements, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

         1.1 Defined Terms. In this Agreement, the following terms shall have the following meanings:

"ABSORPTION RATE" means, with respect to each Project, a number equal to the projected average monthly closings of Units over the life of the Project once marketing of Units commences for such Project. The Absorption Rate shall be determined for each Project by Bank in its sole and absolute discretion based on the Bank's review of an appraisal for the Project and such other facts or matters as Bank deems to be appropriate in its sole and absolute discretion. The Absorption Rate for each Project shall be set forth in the applicable Project Loan Agreement.

"ADVANCE" means each advance of a Project Loan by Bank to Borrower pursuant to the terms of this Agreement.

"AFFILIATE" means, with respect to any Person, another Person that, directly or indirectly, controls, is controlled by, or is under common control with, a referenced Person, including any Subsidiary of such Person. "AGREEMENT" means this Credit Agreement, as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

"APPLICABLE PERCENTAGE" shall have the meaning set forth in Section 2.7.2.4.

"APPROVALS AND PERMITS" means each and all approvals, authorizations, bonds, consents, certificates, franchises, licenses, permits, registrations, qualifications, and other actions and rights granted by or filings with any Persons necessary or appropriate for the acquisition of a Project, the construction of any Project Improvements, the ownership and use by Borrower of a Project, or for the conduct of the business and operations of Borrower.

"ASSIGNMENT OF PROJECT AGREEMENTS" means, with respect to each Project, an assignment of project agreements and project plans and specifications executed by Borrower substantially in the form attached hereto as Exhibit "A".

"ASSUMED LOT COST" means, with respect to each Lot within a Project, an amount equal to total Project Costs for the Project divided by the total number of Lots within the Project.

"ASSUMED LOT FACTOR" means, with respect to any Project, the lesser of the Assumed Lot Value and the Assumed Lot Cost for such Project.

"ASSUMED LOT VALUE" means, with respect to each Lot within a Project, an amount equal to the value of such Project, as determined by Bank in its sole and absolute discretion, divided by the total number of Lots within the Project.

"BOND OFFERING" means the pending offer of Borrower of its 12 3/4% Senior Notes due May 1, 2002 for a like principal amount of its 12 3/4% Senior Notes due 2002 pursuant to the Registration Statement and the other documents referred to therein.

"BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Phoenix, Arizona.

"CALENDAR MONTH" means the twelve (12) calendar months of the year. Any payment or obligation that is due or required to be performed within a specified number of Calendar Months shall become due on the day in the last of such specified number of Calendar Months that corresponds numerically to the date on which such payment or obligation was incurred or commenced, provided, however, that with respect to any obligation that is incurred or commences on the 29th, 30th, or 31st day of any Calendar Month and if the Calendar Month in which such payment or obligation would otherwise be due does not have a numerically corresponding date, such payment or obligation shall become due on the first day of the next succeeding Calendar Month.

"CALENDAR QUARTER" means one (1) of the following groups of Calendar Months:
(a) January, February and March; (b) April, May and June; (c) July, August and September; or (d) October, November and December.

"CALENDAR WEEK" means Monday through Sunday of each week.

"CASH ON HAND" means any and all unrestricted cash (including deposits in demand accounts), certificates of deposit, plus undrawn Commitment proceeds available as Advances in accordance with the terms of this Agreement subject only to the condition that Borrower request the disbursement thereof, undrawn Commitment (as defined in the Recourse Loan Agreement) proceeds available as Advances (as defined in the Recourse Loan Agreement) in accordance with the terms of the Recourse Loan Agreement subject only to the condition that Borrower request the disbursement thereof, and treasury bonds, treasury bills or other securities or any other document or instrument that is convertible to cash or immediately available funds. Cash on Hand shall include all amounts deposited with and pledged to Bank under Sections 2.1.2.5 and 2.6.3.

"COLLATERAL" means the property, interests in property, and rights to property securing any or all Obligations from time to time.

"COMMITMENT" means the agreement by Bank in SECTION 2.1 to make Advances pursuant to the terms and conditions set forth herein.

"COMMITMENT AMOUNT" means an amount not to exceed Twenty-Five Million Dollars ($25,000,000).

"COMMITMENT TERMINATION DATE" means October 1, 1995, as the same may be extended pursuant to Section 2.5.

"CONSOLIDATED LIABILITIES" means the consolidated liabilities of Borrower and each Subsidiary of Borrower, as determined in accordance with GAAP.

"CONSOLIDATED NET TANGIBLE ASSETS" means those assets of Borrower and any Subsidiary of Borrower determined on a consolidated basis which would, in accordance with GAAP, be classified as assets of a corporation conducting a business the same as or similar to the business of Borrower or such Subsidiary, excluding the Intangible Assets of Borrower and each such Subsidiary.

"CONSOLIDATED TANGIBLE NET WORTH" means the net worth of Borrower and each Subsidiary of Borrower determined on a consolidated basis in accordance with GAAP less the Intangible Assets of Borrower and each such Subsidiary.

"DEBT" means, as to any Person, without limitation, (a) any indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes, letters of credit, drafts or similar instruments,
(c) all indebtedness of such Person to pay the deferred purchase price of property or services, but not including accounts payable and accrued expenses arising in the ordinary course of business, (d) all capitalized lease obligations of such Person, (e) all Debt of others secured by a lien on any asset of such Person, whether or not such Debt is assumed by such Person or guaranteed by such Person, and (f) all Debt of others, with respect to each Project, guaranteed, directly or indirectly, by such Person and all other indebtedness that would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

"DEED OF TRUST" means, with respect to each Project, a deed of trust, assignment of rents, and security agreement and fixture filing substantially in the form attached hereto as Exhibit "B", with such changes as may be required by Bank based on the laws of the state in which the Project is located, executed by Borrower, as trustor, to a trustee designated in writing by Bank, and naming Bank as beneficiary, securing the Obligations (other than those under any Environmental Indemnity) and creating a first lien thereon, and all rights and easements appurtenant thereto.

"DEFAULT INTEREST RATE" means a rate of interest equal to the aggregate of four percent (4%) per annum plus the Interest Rate. The Default Interest Rate shall change from time to time as and when the Interest Rate changes as a result of changes in the Index Rate.

"DRAW REQUEST" means a completed, written request in form and substance satisfactory to Bank, from Borrower to Bank for an Advance, together with such other documents and information as Bank may require or specify from time to time.

"ENVIRONMENTAL ACTIVITIES" means the use, generation, transportation, treatment, storage or disposal of any Hazardous Materials at any time located on or present on or under any Project.

"ENVIRONMENTAL INDEMNITY" means, with respect to each Project, and environmental indemnity executed by Borrower, which shall be substantially in the form of Exhibit "C" attached hereto, subject to such modifications as may be reasonably required by Bank because of (a) the nature of any improvements located or planned on such Project, (b) the applicable law of the jurisdiction in which the Project is located or (c) any change in any applicable laws.

"ERISA" means the Employee Retirement Income Security act of 1974 and the regulations and published interpretations thereunder, as in effect from time to time.

"EVENT OF DEFAULT"  has the meaning specified in Section 7.1.

"FINANCIAL COVENANTS" means the covenants described in Section 5.18.

"FINANCIAL STATEMENTS" means such balance sheets, income statements, cash flow statements or other information respecting the condition of Borrower as Bank may from time to time reasonably request, for any fiscal year or portion thereof, prepared and reported according to GAAP, consistently applied, together with all current filed federal and state income tax returns.

"FINANCING STATEMENT" means, with respect to each Project, a UCC-1 financing statement in the form attached hereto as Exhibit "D," executed by Borrower, as debtor, in favor of Bank, as secured party.

"FINISHED LOT STATUS" means, with respect to one or more Lots comprising all or a portion of any Project, (a) completion of mass and fine grading, (b) completion of construction of all onsite and offsite improvements necessary to permit the construction of Units thereon, including, without limitation, all arterial and interior streets and roadways, and all curbs, gutters, sewers and storm drains, and (c) telephone service, electric power, storm sewer, sanitary sewer, cable television and water facilities are available to the boundary of each such Lot.

"FIRST MANDATORY PREPAYMENT DATE" means, with respect to each Project Loan, a date established by Bank in its sole and absolute discretion on which Borrower shall make the first payment of Required Prepayment Amount to Bank as to such Project Loan. However, in any event the First Mandatory Prepayment Date shall be a date not more than six (6) months after the recordation of the Deed of Trust for the applicable Project Loan. The first Mandatory Prepayment Date for each Project Loan shall be set forth in the Project Loan Agreement for such Project Loan.

"FISCAL QUARTER" means one (1) of the following groups of calendar months: (a) March, April and May; (b) June, July and August; (c) September, October and November; or (d) December, January and February.

"FORCE MAJEURE EVENT" means an event outside of the reasonable control of Borrower provided that Borrower has notified Bank in writing within 30 days of the occurrence of such event as to the existence thereof.

"FUNDED LOTS" means, with respect to each Project, the aggregate number of Lots utilized to calculate the Project Loan Amount for such Project; provided, however, in no event shall the Funded Lots for any Project exceed two hundred fifty (250) Lots.

"GAAP" means generally accepted accounting principles as set forth in the opinions of the Accounting Principals Board of the American Institute of Certified Public Accountants and in Statements of the Financial Accounting Standards Board or in such other statement by such other body as may be approved by a significant segment of the public accounting profession, which are applicable in the circumstances as of the relevant date. The requirement contained in certain provisions of this Agreement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in the preceding period(s). Except as to the extent otherwise provided in this Agreement, all accounting terms used in the Loan Documents shall have the meanings provided by GAAP.

"GOVERNMENTAL AUTHORITY" means (a) any governmental municipality or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department instrumentality or public body, or (c) any court, administrative tribunal or public utility.

"HARD COSTS" means, with respect to each Project, all costs incurred for labor performed in the construction of the Project Improvements and the materials incorporated into the Project Improvements.

"HAZARDOUS MATERIALS" means (a) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials or pollutants which (i) pose a hazard to any Project or to Persons on or about any Project or (ii) cause any Project to be in violation of any Hazardous Materials Laws; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; (c) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et. seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251, et seq.; Sections 25115, 25117, 25122.7, 25140, 25281, 25316, and
25501 of the California

Health and Safety Code; and Article 9 or Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or may or could pose a hazard to the health and safety of the occupants of any Project or the owners and/or occupants of property adjacent to or surrounding any Project.

"HAZARDOUS MATERIALS CLAIMS" means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Materials Laws, together with all claims made or threatened by any third party against the Borrower, Bank or any Project relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

"HAZARDOUS MATERIALS LAWS" means any federal, state or local laws, ordinances, regulations, or policies relating to the environment, health and safety, Environmental Activities and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) including, without limitation, soil or ground water conditions.

"IMPOSITIONS" has the meaning specified in the Deed of Trust.

"INTANGIBLE ASSETS" means, with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items that would be treated as intangibles on a balance sheet of such Person prepared in accordance with GAAP.

"INDEX RATE" means the rate of interest most recently publicly announced by Bank, or its successors, in Phoenix, Arizona as its "prime rate," as in effect from time to time. Any change in the rate at which the Note bears interest resulting from a change in the "prime rate" shall become effective as of the same date at which such change in the prime rate becomes effective. The "Prime Rate" is not necessarily the best or the lowest rate offered by Bank, and Bank may lend to its customers at rates at, above or below its "Prime Rate."

"INTEREST RATE" means a rate of interest equal to the aggregate of one and one-quarter percent (1.25%) per annum plus the Index Rate. The Interest Rate shall change from time to time as and when the Index Rate changes.

"INVOLUNTARY LIENS" has the meaning specified in the Deed of Trust.

"LAND" means, with respect to each Project, the real property described on Exhibit "B" attached to the applicable Project Loan Agreement.

"LIEN OR ENCUMBRANCE" and "LIENS AND ENCUMBRANCES" mean, respectively, each and all of the following: (i) any lease or other right to use; (ii) any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise; and (iii) any option, right of first refusal, or other interest or right.

"LOAN DOCUMENTS" means this Agreement, the Note and each Deed of Trust, Financing Statement, Project Loan Agreement, Environmental Indemnity and Assignment of Project Agreements executed by Borrower with respect to any Project, together with any subordination agreement or other agreement, document or instrument evidencing or securing all or any part of the Obligations, as any of the foregoing may be amended, modified, extended, renewed, or supplemented from time to time.

"LOT" means an individual lot designated on the final subdivision plat, map or filing for each Project.

"MATERIAL ADVERSE CHANGE" means any change in the assets, financial condition, or results of operations of Borrower or any other event or condition with respect to Borrower that in the reasonable opinion of Bank (i) could materially or adversely affect the likelihood of performance by Borrower of any of the Obligations, (ii) could materially or adversely affect the ability of Borrower to perform any of the Obligations, (iii) could adversely affect the legality, validity, or binding nature of any of the Obligations or any Lien or Encumbrance securing any of the Obligations, or (iv) could adversely affect the priority of any Lien or Encumbrance securing any of the Obligations.

"NEW ASSUMED LOT VALUE" shall have the meaning set forth in Section 2.7.2.1.

"NEW NOTES" has the meaning given that term in the Registration Statement.

"NOTE" means that certain Promissory Note of even date herewith, executed by Borrower and payable to Bank, evidencing Borrower's indebtedness hereunder.

"OBLIGATIONS" means the obligations of the Borrower under the Loan Documents.

"OLD NOTES" has the meaning given such term in the Registration Statement.

"PERMITTED EXCEPTIONS" means, with respect to any Project, (a) any sale, transfer or other disposition of any Personal Property (as defined in the applicable Deed of Trust) that is consumed or worn out in the ordinary usage and that is promptly replaced with similar items of equal or greater value, (b) Liens and Encumbrances being contested in accordance with Section 1.7 of the applicable Deed of Trust, (c) Impositions being contested in accordance with
Section 1.8(d) of the applicable Deed of Trust, (d) the applicable Deed of Trust, (e) inchoate Liens and Encumbrances for installments of real property taxes not yet delinquent, (f) covenants, conditions, restrictions, easements and any other matter approved in writing by Bank and shown as exceptions to title in any Title Policy, (g) Liens and Encumbrances which are purchase contracts with third parties which are for the sale of one or more Lots or the Units thereon in the ordinary course of Borrower's business, (h) a Transfer (as such term is defined in the Deed of Trust) which will simultaneously result in the payment of all of the Obligations which relate to the Project encumbered thereby at such time as there remains no available but undrawn Commitment under the Project Loan which relates to such Project, and (i) such other exceptions as may be consented to in writing by Bank.

"PERSON" means a natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

"PLANS AND SPECIFICATIONS" means, with respect to each Project, the plans and specifications for the related Project Improvements described in the applicable Project Loan Agreement, together with such material changes thereto made in accordance with this Agreement.

"PROJECT" means all Land, improvements (including the Project Improvements) and other property, whether real or personal, which may from time to time be subject to the lien of a Deed of Trust.

"PROJECT BUDGET" means, with respect to each Project, a breakdown prepared by Borrower and approved by Bank setting forth the detailed line item allocation of all Project Costs, as set forth on the applicable Project Loan Agreement.

"PROJECT COSTS" means, with respect to each Project, the acquisition costs of such Project, together with all costs and expenses required to bring the Lots within the Project to a Finished Lot Status, including, without limitation, the costs of constructing the Project Improvements, as well as any cost of originating the applicable Project Loan and any interest reserve required to pay interest on the Project Loan through the Project Loan Repayment Date. In no event shall Project Costs include expenses that are customarily paid at or near the commencement of construction of Units, including, without limitation, building permit fees and other related fees and expenses.

"PROJECT IMPROVEMENTS" means, with respect to each Project, all improvements necessary to bring all Lots within the Project to Finished Lot Status, whether located on or off the Land within the Project, all as set forth on the applicable Project Budget and Plans and Specifications.

"PROJECT LOAN" means a loan approved by Bank pursuant to Section 3.2 to finance the acquisition of a Project and/or the construction of a set of Project Improvements.

"PROJECT LOAN AGREEMENT" means, with respect to each Project and Project Loan, a project agreement executed by Bank and Borrower in substantially the form of Exhibit "E" attached hereto, which shall set forth or identify, among other things, the Absorption Rate for the Project, the Project Budget, the Project Loan Amount, the Project Loan Repayment Date, the Plans and Specifications for the Project, the date upon which construction of the Project Improvements must commence, the date upon which construction of the Project Improvements must be complete, the First Mandatory Prepayment Date, the Release Price for each Lot within the Project and the Required Prepayment Amount.

"PROJECT LOAN AMOUNT means the maximum principal amount of the Advances to be made by Bank under any Project Loan, calculated as follows:

                 (a) fifty percent (50%) times the product of (i) a number of Lots (not to exceed the lesser of the number of Lots within the applicable Project or two hundred and fifty (250)) calculated by multiplying the Absorption Rate times twenty four (24), and (ii) the Assumed Lot Factor; plus

                 (b) thirty percent (30%) times the product of (i) a number of Lots (which when added to the Lots used in calculating the amounts referred to in Paragraph (a)(i) above, does not exceed the lesser of the total number of Lots within the Project or two hundred and fifty (250)) calculated by multiplying the Absorption Rate times twelve (12), and (ii) the Assumed Lot Factor; plus

                 (c) twenty percent (20%) times the product of (i) a number of Lots (which when added to the number of Lots used in calculating the amounts referred to in Paragraphs (b)(i) above, does not exceed the lesser of the total number of Lots within the Project or two hundred and fifty (250)), calculated by multiplying the Absorption Rate times twelve (12), and (ii) the Assumed Lot Factor.

"PROJECT LOAN REPAYMENT DATE" means the date by which all Advances, together with accrued but unpaid interest thereon, under any Project Loan must be repaid to Bank by Borrower, which date shall be determined by Bank in its sole and absolute discretion in connection with its approval of a Project and the related Project Loan and shall be set forth in the applicable Project Loan Agreement, and in no event shall be later than twenty-four (24) months following the date of recordation of the applicable Deed of Trust.

"PROPOSED PROJECT" shall mean real property of Borrower located in California, Arizona or Nevada upon which Borrower proposes to construct single family detached residences. No Proposed Project shall be an approved Project for purposes of the Agreement unless or until Borrower has executed a Project Loan Agreement with respect thereto.

"PROSPECTUS" shall mean that certain Prospectus dated September 23, 1994 with respect to the Bond Offering.

"RECOURSE LOAN" means that certain loan in a principal amount not to exceed Twenty-Five Million Dollars ($25,000,000) made or to be made by Bank to Borrower pursuant to the Recourse Loan Agreement. "RECOURSE LOAN AGREEMENT" means that certain Loan Agreement, dated May 12, 1994, between Borrower and Bank.

"REGISTRATION STATEMENT" means the Registration Statement on Form S-1 of Borrower dated September 2, 1994 prepared under the Securities Act of 1933, as amended, and filed with the Securities and Exchange Commission.

"RELEASE PRICE" means, with respect to each Lot within a Project, 1.25 multiplied by an amount equal to the quotient of (a) the applicable Project Loan Amount for the Project, divided by (b) the number of Funded Lots for the Project; provided, however, if the number of Funded Lots for a Project exceeds 24 times the Absorption Rate for such Project, then the Release Price for Lots within such Project shall be the greater of (i) 1.25 times such quotient, or
(ii) the Project Loan Amount for such Project divided by 24. The Release Price for each Lot within a Project shall be set forth in the applicable Project Loan Agreement. Notwithstanding anything in the foregoing, the Release Price for Mulholland Park as set forth in the Project Loan Agreement for such Project shall govern over any Release Price as calculated for such Project pursuant to this definition.

"REQUIREMENTS" shall have the meaning specified in the Deed of Trust.

"REQUIRED PREPAYMENT AMOUNT" means, with respect to each date that a payment is required pursuant to Section 2.4.3 on any Project Loan, an amount equal to seventy-five percent (75%) times the product of (a) the Absorption Rate for the applicable Project, times (b) the Release Price for such Project, times (c) the number of months that have elapsed since the date that is three (3) months prior to the First Mandatory Prepayment Date, as set forth in the applicable Project Loan Agreement.

"REQUIRED REMARGINING PAYMENT" has the meaning given such term in Section 2.7.

"REQUIRED REMARGINING PAYMENT NOTICE" has the meaning given such term in
Section 2.7.

"REMARGIN NOTICE DATE" shall have the meaning set forth in Section 2.7.2.1.

"REVISED PROJECT LOAN AMOUNT" has the meaning given such term in Section 2.7.

"SOFT COSTS" means, with respect to each Project, all costs incurred for ancillary services performed in connection with the construction of the Project Improvements and categorized as soft costs or indirect costs in the applicable Project Budget, such as permit and license fees, architectural and engineering services, survey, title insurance premiums and the like.

"STORED MATERIALS" means materials purchased or to be purchased by Borrower, or any contractor engaged in connection with the construction of any Project Improvements, which are not yet installed or incorporated into the Project Improvements.

"SUBSIDIARY" or "SUBSIDIARIES" means, with respect to any Person, any corporation of which a majority of the capital stock having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time directly or indirectly owned by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

"TITLE COMPANY" means a title insurance company and any reinsurers or co-insurers satisfactory to Bank in its sole and absolute discretion.

"TITLE POLICY" means each title insurance policy and endorsements thereto and any reinsurance or co-insurance agreements and endorsements insuring any Deed of Trust, which in all instances shall be satisfactory Bank in its reasonable discretion.

"UNIT" means a single-family detached dwelling constructed or to be constructed on a Lot.

"UNMATURED EVENT OF DEFAULT" means any condition or event that with notice, passage of time, or both would be an Event of Default.


                                   ARTICLE II
                                CREDIT FACILITY

         2.1     FACILITY.

                 2.1.1 PROJECT LOANS. Subject to the terms and conditions contained in this Agreement, the credit provided pursuant to this Agreement shall be provided by way of Advances of individual Project Loans, each of which shall be in a maximum amount equal to the applicable Project Loan Amount, determined in accordance with the terms of this Agreement and set forth in the applicable Project Loan Agreement, on Projects which have been approved by Bank, in its sole and absolute discretion, as provided in Section 3.2. Bank shall have no obligation to commit to any Project Loan (and no Project Loan shall be deemed committed), if the sum of (a) the Project Loan Amount of such Project Loan, plus (b) the aggregate of the Project Loan Amount of each Project Loan previously approved hereunder (other than Project Loans with respect to which all principal interest and fees have been repaid in full and the Bank's obligation to make Advances thereunder has terminated), minus (c) any principal payments made against each such previously approved Project Loan, exceeds the Commitment Amount. Amounts repaid by Borrower under any Project Loan shall only be available to Borrower under a new Project Loan approved by Bank in accordance with the terms of this Agreement.

                 2.1.2    INTEREST RATE.

                          2.1.2.1 PAYMENT.  Interest at the Interest Rate shall
accrue on the outstanding and unpaid balance of the Note; commencing on the date of the first Advance until repaid, and shall be due and payable on the first day of each Calendar Month thereafter (in arrears) until repayment of the outstanding principal balance of the Note in full, together with all other sums owed to Bank pursuant to any Loan Document.

                          2.1.2.2 RATE AFTER DEFAULT.  Upon and during the
continuance of an Event of Default hereunder or under any of the Loan Documents, at the option of Bank, the outstanding principal balance of the Note shall bear interest, payable on demand, at a rate per annum equal to the Default Interest Rate. The application of the Default Interest Rate shall not be interpreted or deemed to extend any cure period set forth in this Agreement or otherwise to limit any of Bank's remedies under this Agreement or any of the other Loan Documents.

                          2.1.2.3 COMPUTATION OF INTEREST.  Interest shall be
calculated on a 360-day year for all Advances, but, in any case, shall be computed for the actual number of days in the period for which interest is charged, which period shall consist of 365-days on an annual basis. If any payment of interest under the Note would otherwise be due on a day which is not a Business Day, the payment instead shall be due on the next succeeding Business Day and such extension of time shall be included in computing the interest due in respect of said payment.

                          2.1.2.4 NO DEDUCTIONS.  All payments of principal or
interest under the Note shall be made without deduction of any present or future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Borrower. Borrower will pay the amounts necessary such that the gross amount of the principal and interest received by Bank is not less than that required by the Note.

                          2.1.2.5 ORDER OF APPLICATION.  Any payments received
by Bank will be applied in the following order: (a) late charges; (b) payments for taxes and insurance and other expenses (to the extent Bank elects to pay such expenses); (c) interest; and (c) principal. In the event any payment of principal is required by Borrower with respect to any Project Loan under
Section 2.4.3, Section 2.7 or Section 2.8.2, and the amount of such principal payment exceeds, in whole or in part, the outstanding principal balance of the Project Loan, the amount of such excess shall either (A) be deposited in an account, maintained with Bank and pledged to Borrower under the applicable Deed of Trust or other agreement reasonably satisfactory to Bank, and shall by applied by Bank for future payments of principal required from Borrower pursuant to
Section 2.4.3, Section 2.4.4, Section 2.7 or Section 2.8.2, or (B) shall be released to Borrower, to the extent that, after giving effect to any such release, the applicable Project Loan shall be "in balance" in accordance with the terms of Section 2.6. If, after giving effect to such release, the applicable Project Loan is not so in balance, then an amount from such excess payment shall be deposited in the account described in Section 2.6 for application as provided therein, and the remainder of such excess payment shall be released to Borrower. Bank will make a determination as to whether a Project is in balance for the purposes of this Section 2.1.2.5 within five Business Days of a written request therefor by Borrower together with all information reasonably requested of Borrower by Bank in order to make such determination.

                          2.1.2.6 INTEREST.  Borrower hereby authorizes Bank to
disburse the proceeds of the Note to pay interest accrued on the Note, notwithstanding that Borrower may not have requested a disbursement of such amount; provided if Borrower delivers to Bank, no later than five (5) days before the date any payment of interest is due, written notice of Borrower's intention to make such payment with its own funds, and not with proceeds of any Advance, Bank shall not disburse proceeds of the Note to pay such payment of interest if such interest payment is, in fact, made on the date when due. The authorization hereby granted shall be irrevocable and at Bank's discretion, and no further direction or authorization from Borrower shall be necessary for Bank to make such disbursements. Bank in its sole discretion may make such disbursements notwithstanding the fact that one or more Project Loans are not "in balance" or that an Event of Default or an Unmatured Event of Default has occurred and is continuing. Such disbursements shall be added to outstanding principal balance of the Note. No such disbursement shall be construed as a waiver by Bank of any Event of Default or Unmatured Event of Default, nor of any requirement that Borrower keep the Project Loans "in balance" as required under Section 2.6.

                 2.1.3 PAYMENTS. All amounts payable by Borrower on or with respect to the Note or pursuant to the terms of any other Loan Documents, shall be paid in lawful money of the United States of America at 241 North Central Avenue, Phoenix, Arizona 85004, in same day funds, not later than 1:00 p.m. (Arizona time) on the date due.

         2.2     ADVANCES.

                 2.2.1 METHOD FOR ADVANCES. Advances may be made by Bank at the written request by the Person or Persons designated from time to time on Bank's form of signature authorization;

provided, however, that Bank shall have acknowledged receipt of any changes in the Person or Persons designated by Borrower, and such Person or Persons shall have executed a new signature authorization form. Such Person or Persons are hereby authorized by Borrower to request Advances on all Project Loans not more frequently than two (2) times per month upon not less than four (4) Business Days prior written notice to Bank, in amounts of not less than Two Hundred Thousand Dollars ($200,000.00) per request, and to direct the disposition of the proceeds of Advances until written notice of the revocation of such authority is received from Borrower by Bank and Bank has had a reasonable time to act upon such notice. Bank shall have no duty to monitor for Borrower or to report to Borrower the use of proceeds of Advances. Any request for Advances may cover all or any Projects as to which a Commitment is then outstanding, but Borrower may not request Advances more frequently than on two days in any given Calendar Month.

                 2.2.2    USE OF ADVANCES; REVISION OF PROJECT BUDGETS.

                          2.2.2.1 USE OF ADVANCES.  Advances shall be used only
to pay or reimburse Borrower for Project Costs actually incurred by Borrower as shown on a Project Budget in connection with the acquisition of a Project or the construction of Project Improvements. Project Costs relating to the construction of Project Improvements shall be deemed to have been "incurred" by Borrower at the following times: (i) Hard Costs: when the labor has been performed or the materials have been supplied and incorporated into the applicable Project, payment therefor has been requested by the contractor or supplier thereof, and such contractor or supplier is entitled thereto; and (ii) Soft Costs: when such costs are due and payable and the services relating thereto have been rendered or the value thereof has been received by Borrower. Bank shall have no obligation to make disbursements for Stored Materials that will not be stored on the applicable Project.

                          2.2.2.2 MODIFICATION OF PROJECT BUDGETS.  Each
Project Budget shall be subject to revision from time to time as Bank may require or approve in accordance with this Section 2.2.2.2. Borrower shall have the right, with Bank's prior consent, which consent may be granted or withheld in Bank's sole and absolute discretion, to (a) add or delete categories from a Project Budget (except contingency, interest reserve or tax reserve), and (b) increase or decrease the allocation to any category (except contingency, interest reserve or tax reserve). Prior to the execution of the applicable Project Loan Agreement, Bank shall have the right, in its sole discretion, to increase or decrease the allocation to contingency, interest reserve and tax reserve and to determine whether any item of cost, expense or fee for which Borrower requests a disbursement constitutes a Project Cost and to which category such cost, expense or fee will be applied. The maximum amount that Bank shall be obligated to disburse for any item of Project Costs shall not exceed the amount designated for such category on the applicable Project Budget. All modifications to a Project Budget will be evidenced by a new Project Budget proposed by Borrower and approved by Bank in its sole discretion.

         2.3 FEES. As additional consideration for the Commitment, Borrower agrees to pay to Bank the following fees, from Borrower's own funds and not from proceeds of any Advance, which shall be earned by Bank on the date due under the Loan Documents and shall be non-refundable to Borrower:

                 2.3.1 FACILITY FEE. An annual fee for the credit facility provided hereunder in an amount equal to one-half of one percent (0.5%) of the Commitment Amount, payable upon the execution of this Agreement and on each one year anniversary thereof occurring prior to the termination of the Commitment.

                 2.3.2 PROJECT LOAN FEE. An annual Project Loan fee for each Project Loan, payable on or before the recordation of the Deed of Trust which secures a Project Loan and on each one year anniversary thereof, in an amount equal to one-half of one percent (0.5%) of the Project Loan Amount of the Project Loan less all Advances under the applicable Project Loan which have been repaid.

                 2.3.3 DOCUMENTATION FEE. A reasonable documentation fee for the Bank's processing of the closing of the transaction contemplated hereby, and a reasonable documentation fee for the ongoing processing of Deeds of Trust payable contemporaneously with the recording of each Deed of Trust.

                 2.3.4 ATTORNEYS' COSTS, EXPENSES, AND FEES. Reasonable attorneys costs, expenses, and fees for Bank's counsel as provided in the Loan Documents, payable on or before the date hereof and during the term of the Advances, from time to time upon the presentation by Bank of statements therefor.

                 2.3.5 APPRAISAL FEES, TITLE INSURANCE PREMIUM, AND OTHER COSTS, EXPENSE AND FEES. Appraisal fees, appraisal review fees, engineering review fees, title insurance premiums, and other costs, expenses, and fees that the Borrower is obligated to pay pursuant to the Loan Documents, including, without limitation, all fees and costs associated with periodic inspections of any Project, in an amount currently estimated to be Two Hundred Fifty Dollars ($250) per inspection with respect to each of the Projects to be included under this Agreement on the date hereof, payable on or before the date hereof, and monthly thereafter during the term hereof by the fifteenth (15th) day of each Calendar Month.

                 2.3.6 PREPAYMENT. Notwithstanding anything to the contrary contained in any of the Loan Documents, Borrower may, at any time, without penalty or premium, prepay all of its Obligations, including, without limitation, the payment of all principal outstanding under the Note, interest accrued thereon and all other amounts due and payable hereunder or under any of the other Loan Documents, and upon any such prepayment, Bank shall release its Lien under each Deed of Trust and under each of the other Loan Documents. Upon any such release, the Commitment Termination Date shall be deemed to have occurred, and any obligation by Bank to make any Project Loan or to make any Advance shall, automatically and without any further action required of any party, terminate and be of no further force or effect.

         2.4     MANDATORY PREPAYMENTS.

                 2.4.1 ADVANCES IN EXCESS OF COMMITMENT AMOUNT. If for any reason at any time the outstanding principal amount of Advances exceeds the Commitment Amount, Borrower, without notice or demand, shall, within five (5) Business Days, make a payment to Bank in an amount equal to such excess principal amount.

                 2.4.2 ADVANCES IN EXCESS OF PROJECT LOAN AMOUNT. If for any reason at any time the outstanding principal amount of the Advances under any Project Loan exceeds the Project Loan Amount for such Project Loan, Borrower, without notice or demand, shall, within five (5) Business Days, make payment to Bank in an amount equal to such excess principal amount.

                 2.4.3 PERFORMANCE REQUIREMENT. With respect to each Project Loan, commencing on the First Mandatory Prepayment Date for such Project Loan and continuing on the corresponding date in each third Calendar Month thereafter until the Project Loan is repaid in full and has no more available Commitment to draw upon, Borrower shall have paid to Bank with respect to such Project Loan an amount, without duplication, equal to (a) the aggregate Required Prepayment Amount for such Project Loan as of such date as shown on the applicable Project Loan Agreement, minus (b) the aggregate of (i) all Release Price payments made to Bank by Borrower as of such date, plus (ii) all payments actually made by Borrower pursuant to this Section 2.4.3 as of such date, plus (iii) all voluntary prepayments of principal made by Borrower. All payment of Required Prepayment Amount shall be applied to the outstanding principal amount of the applicable Project Loan. Payments of Required Prepayment Amount shall be considered payment of a Release Price and Borrower shall be entitled thereby to partial reconveyances of the Lien of the applicable Deed of Trust pursuant to and subject to the terms of Section 2.8.

                 2.4.4 PROJECT LOAN REPAYMENT DATE. On the Project Loan Repayment Date for each Project Loan, Borrower shall pay to Bank all principal, accrued but unpaid interest and all other amounts owed hereunder with respect to such Project Loan.

         2.5 COMMITMENT TERMINATION DATE. Bank's agreement to consider Projects and Project Loans for approval pursuant to Section 3.2 shall expire on the Commitment Termination Date, as the Commitment Termination Date may be extended pursuant to this Section 2.5, and no request for approval of a Project or a Project Loan shall be submitted to or approved by Bank after the Commitment Termination Date. The Commitment Termination Date may be extended for additional one (1) year periods, subject to the following: (a) Borrower shall deliver written notice to Bank, no later than sixty (60) days, immediately preceding the scheduled Commitment Termination Date, of Borrower's desire to extend the Commitment Termination Date for an additional year; and
(b) Bank shall approve such extension of the Commitment Termination Date, which approval may be granted or withheld in Bank's sole and absolute discretion. In the event Bank elects to extend the Commitment Termination Date, Bank shall deliver to Borrower written notice of such extension.

         2.6     PROJECT LOAN BALANCING.

                 2.6.1 PROJECT LOAN "IN BALANCE." As a material condition of each Project Loan and as a condition precedent to Bank's obligation to make any Advance thereunder, Borrower shall pay all Project Costs in excess of the Project Loan Amount. Borrower shall promptly notify Bank of any material increase in Project Costs. Bank shall be obligated to make an Advance of a Project Loan only when all Project Loans are "IN BALANCE," unless Borrower is otherwise entitled to an Advance and the proceeds of such Advance shall be applied to the satisfaction of Borrower's obligations under Section 2.6.3 with respect to another Project Loan. A Project Loan shall be "IN BALANCE" only at such times as Borrower has invested sufficient funds into the payment of Project Costs so that, in Bank's determination, the undisbursed portion of the Project Loan shall be sufficient to complete the Project Improvements and pay all Project Costs (including, without limitation, all interest, fees and expenses related to the Project Loan) until repayment in full of the Project Loan; provided, however, Bank's right to make a determination as to whether a Project Loan is in balance as to interest costs shall be limited to making such determination in the month of October in each calendar year.

                 2.6.2 STANDARD OF BANK'S DETERMINATION. The determination as to whether or not a Project Loan is "IN BALANCE" may be made by Bank at any time, including with each request for a disbursement of the Project Loan. In addition, Bank may conduct, on an annual basis, a cost review for the Project Loan. Any determination by Bank that the Project Loan is not "IN BALANCE" based on such cost review may be made in Bank's sole and absolute discretion. Any other determination by Bank that a Project Loan is not "IN BALANCE" shall be made in Bank's reasonable discretion.

                 2.6.3 BALANCING CALLS. If Bank determines, in accordance with the terms of this Section 2.6, that a Project Loan is not "IN BALANCE," and the amount necessary to put the Project Loan "IN BALANCE" is less than One Hundred Thousand Dollars ($100,000), Bank shall have no obligation to make any further Advance under the Project Loan until such time as Borrower has paid, with its own funds and not from proceeds of the Project Loan, an amount necessary to put the Project Loan "IN BALANCE." If Bank determines, in accordance with this Section 2.6, that a Project Loan is not "IN BALANCE," in the amount necessary to put the Project Loan "IN BALANCE" is equal to or greater than One Hundred Thousand Dollars ($100,000), Borrower shall within ten
(10) days after notice from Bank that the Project Loan is not "IN BALANCE," deposit with Bank in an account subject to a security interest in favor of Bank pursuant to the Deed of Trust or another agreement in form and substance reasonably satisfactory to Bank, in cash, the amount necessary to put the Project Loan "IN BALANCE." Any amounts which are deposited with Bank to put a Project Loan "IN BALANCE" shall be the next funds disbursed by Bank, subject to the terms and conditions of this Agreement. Interest paid by Bank on such deposited funds at Bank's then prevailing money market rate.

         2.7     LOAN AMOUNT REDETERMINATION.

                 2.7.1 REVISED PROJECT LOAN AMOUNT. During each October, Bank shall have the right to calculate an amount (the "REVISED PROJECT LOAN AMOUNT") utilizing the method of calculation set forth in the definition of "PROJECT LOAN AMOUNT" in Article I of this Agreement, based on the number of Lots which remain in all Projects, as of the date of calculation, subject to the Lien of any Deed of Trust and Bank's redetermination, which may be made in Bank's sole and absolute discretion, of the Assumed Lot Factor and the Absorption Rate. If the aggregate of the Project Loan Amounts for all Project Loans exceeds the Revised Project Loan Amount (the amount of such excess being hereinafter referred to as the "REQUIRED REMARGINING PAYMENT"), Bank shall deliver to Borrower written notice thereof (the "REQUIRED REMARGINING PAYMENT NOTICE") and Borrower shall pay to Bank the Required Remargining Payment in accordance with Section 2.7.2.

                 2.7.2 REQUIRED REMARGINING PAYMENT. Borrower shall make any Required Remargining Payment in the following installments:

                          2.7.2.1 On or before a date 10 days after the
delivery of the applicable Required Remargining Payment Notice (the "REMARGIN NOTICE DATE"), Borrower shall pay to Bank an amount equal to (a) any excess of the Revised Project Loan Amount, over (b) product of (i) the Assumed Lot Value used by Bank in calculating the Revised Project Loan Amount (the "NEW

ASSUMED LOT VALUE"), times (ii) the number of Lots then remaining in all Projects (the "REMAINING LOTS").

                          2.7.2.2 On or before a date 30 days from the Remargin
Notice Date, Borrower shall pay to Bank an amount equal to (a) any excess of the Revised Project Loan Amount, over (b) 90% of the product of (i) the New Assumed Lot Value, times (ii) the Remaining Lots.

                          2.7.2.3 On or before a date 90 days from the Remargin
Notice Date, Borrower shall pay to Bank the Applicable Percentage (as defined below) of the difference between (a) the Required Remargining Payment, minus
(b) any amounts paid by Borrower pursuant to Sections 2.7.2.1 and 2.7.2.2.

                          2.7.2.4 As used herein, the "APPLICABLE PERCENTAGE"
shall be (a) 50% if the Required Remargining Payment is $1,000,000 or more, and
(b) 100% if the Required Remargining Payment is less than $1,000,000.

                          2.7.2.5 If the Applicable Percentage is 100%, then on
or before a date 180 days from the Remargin Notice Date, Borrower shall pay Bank all remaining unpaid portions of the Required Remargining Payment.

                 2.7.3 APPRAISAL. In connection with Bank's determination of any Revised Project Loan Amount, Bank may obtain an appraisal and/or engineering cost review of the applicable Project, performed by an appraiser and/engineer satisfactory to Bank in its sole and absolute discretion. Any and all costs and expenses related to any such review or appraisal shall be paid by Borrower, subject to the terms of Section 5.9.

         2.8 PARTIAL RELEASES. Bank agrees to execute partial releases of the lien of a Deed of Trust with respect to one or more Lots, provided that the following conditions precedent shall have been satisfied:

                 2.8.1 Bank shall have received a written notice requesting the partial release no fewer than five (5) Business Days prior to the date on which the partial release is to be effective, which notice shall specify the applicable Project, the specific Lot(s) to be released and the Release Price(s) therefor;

                 2.8.2 Bank shall have received the Release Price(s) for the Lot(s) to be released through either of the following, or combination thereof:
(a) immediately available funds, which shall be applied to reduce the outstanding principal balance of the applicable Project Loan, or (b) application of amounts held in the account referred to in Section 2.1.2.5 as to the applicable Project Loan, or (c) any voluntary prepayment of principal made by Borrower under the applicable Project Loan;

                 2.8.3 No Unmatured Default or Event of Default shall have occurred and be continuing hereunder other than an Unmatured Default or Event of Default resulting from the events or actions described in Section 7.1.16;

                 2.8.4 Bank shall have received, in immediately available funds, the costs of preparing and delivering the partial release(s); and

                 2.8.5    All escrow, closing and recording costs shall have
                   been paid at no expense to Bank.

                 2.8.6 If the calculation hereunder of the number of Lots to be released results in other than a whole number, then release shall be made only as to a whole number of Lots and the remaining fractional part shall be held in abeyance until all such fractional parts equal one, at which time a Lot shall be released and any remaining fractional Lot will continue to be carried forward under this Section 2.8.6.

                 2.8.7 Following repayment in full of all outstanding principal and interest under any Project Loan, and payment to Bank of any fees, costs or expenses relating to such Project Loan, Bank agrees to release the lien of the Deed of Trust encumbering the applicable Project, provided that any obligation of Bank to make any further disbursements under such Project Loan shall have terminated.

         2.9 NONRECOURSE OBLIGATION. Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, Bank agrees that Borrower shall not be personally liable for payment of any sums now or hereafter owing to Bank under the terms of the Loan Documents, it being understood and agreed that Bank's sole legal recourse against Borrower for collection of principal and interest under the Loan Documents shall be limited to enforcing the rights and remedies granted to Bank under the Security Documents (as hereinafter defined) against the collateral described therein.
If an Event of Default should occur, Bank agrees that its rights, as to the Borrower, shall be limited to proceeding against the collateral covered by the Security Documents. Bank shall have no right to proceed directly against Borrower for the satisfaction of any monetary claim under this Agreement or for any deficiency judgment remaining after foreclosure of the lien and security interests granted under the Security Documents. It is expressly understood and agreed, however, that nothing contained in this Section 2.9 shall in any manner or way constitute or be deemed a release of the debt evidenced by the Note or of any other obligation of Borrower under the Loan Documents, or otherwise affect or impair the enforceability against Borrower of the liens, deeds of trust, assignments, rights and security interests created by the Security Documents or any other instrument or agreement evidencing, securing or relating to the indebtedness evidenced by the Note or the Loan Documents. Nothing contained in this Section 2.9 shall: (a) preclude Bank from foreclosing the lien of any Deed of Trust or from enforcing any of its rights or remedies at law or in equity against Borrower except as expressly stated in this Section 2.9; (b) in any manner impair any right, remedy or recourse Bank may have against Borrower for fraud, waste, other tortious conduct arising in connection with this Agreement or the Project Loans, or a material breach of any of the representations and warranties contained in the Loan Documents or for failure to turn over to Bank any rent, security deposits or Release Price Payments applicable to any Project or any part thereof; (c) impair, in any manner, any right, remedy or recourse Bank may have against Borrower or under any Environmental Indemnity or under the indemnity of Borrower set forth in Section 1.22 of any Deed of Trust; (d) in any manner impair any right, remedy or recourse Bank may have against Borrower for Borrower's failure to procure or maintain policies of insurance or to cause insurance or condemnation proceeds to be paid to Bank in accordance with any Deed of Trust or (e) impair, in any manner, any right, remedy or recourse Bank may have against Borrower, for any prohibited sale, transfer, conveyance or encumbrance in breach of Section 6.2 of this Agreement. The Agreements of Bank set forth in the first two sentences of this Section 2.9 shall not, limit in any manner, any damages or other amounts payable to Bank pursuant to the preceding sentence of this Section 2.9. As used herein, the term "SECURITY DOCUMENTS" shall mean, collectively, each Deed of Trust, Financing Statement, Assignment of Project Agreements and any other deed of trust, assignment, or security agreement creating or evidencing any lien, right or security interest granted by Borrower in favor of Bank for the purpose of securing the obligations of Borrower under this Agreement or the other Loan Documents.


                                  ARTICLE III
                              CONDITIONS PRECEDENT

         3.1 CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. This Agreement and the Commitment shall become effective only upon satisfaction of the following conditions precedent, in each case as determined by Bank in its absolute and sole discretion:

                 3.1.1 REPRESENTATIONS AND WARRANTIES ACCURATE. The representations and warranties by Borrower in the Loan Documents are correct on and as of the date of this Agreement as though made on and as of such date.

                 3.1.2 DEFAULTS. No Event of Default or Unmatured Event of Default shall have occurred and be continuing.

                 3.1.3 DOCUMENTS. Bank shall have received the following agreements, documents, and instruments, each duly executed by the parties thereto and in form and substance satisfactory to Bank in its absolute and sole discretion:

                          3.1.3.1 LOAN DOCUMENTS.  This Agreement, the Note and
such other agreements, documents, and instruments specified by Bank.

                          3.1.3.2 CORPORATION DOCUMENTS.  Certified copy of
Borrower's Articles of Incorporation and Bylaws, a certified copy of Borrower's Corporate Resolution in form and substance acceptable to Bank and its counsel, a Certificate of Incumbency (if applicable), a Certificate of Good Standing and/or a Certificate of Authorization to Do Business in the States of California and Nevada.

                          3.1.3.3 OPINION LETTER.  A favorable opinion from a
law firm representing Borrower covering such matters as Bank or its counsel may require.

                          3.1.3.4 FINANCIAL STATEMENTS.  Audited Financial
Statements prepared by independent certified public accountants acceptable to Bank, including, without limitation, a balance sheet, cash flow statement, reconciliation of net worth, and a profit and loss statement, of Borrower for Borrower's three (3) most recent fiscal years.

                          3.1.3.5 CASH FLOW PROJECTIONS.  A cash flow
projection of Borrower for the succeeding three (3) year period, which includes detailed operating projections for each project of Borrower that demonstrates that of all existing and anticipated financings available to Borrower are sufficient to meet to all operating needs of Borrower for such three (3) year period. The projects covered by such cash flow projections shall include all projects of Borrower in both California and Nevada on which development and/or construction has commenced, and an estimate of potential acquisitions. The cash flow projections shall contain sufficient detail, on a project by project basis to show all projected costs and an indication of the profitability margin for each such project. Such cash flow projections shall be prepared by a Borrower in good faith based upon available information, assumptions and projections which Borrower believes, in accordance with standards applicable to a reasonably prudent developer conducting a business similar to that of Borrower, are reasonable, provided that Borrower does not warrant that such projections shall in fact be achieved.

                          3.1.3.6 PROJECTED INCOME STATEMENT AND BALANCE SHEET.
A proforma income statement and balance sheet for the succeeding three (3) year period, indicating the results of cash flow projections on future financial statements. Such proforma income statement and balance sheet shall demonstrate compliance with all financial covenants and other operating requirements set forth herein, in the Recourse Agreement and in the Bond Offering. Such pro forma statements shall be prepared by Borrower in good faith based upon available information, assumptions and projections which Borrower believes, in accordance with standards applicable to a reasonably prudent developer conducting a business similar to that of Borrower, are reasonable, provided that Borrower does not warrant that such pro forma statements shall in fact be achieved.

                          3.1.3.7 BOND OFFERING.  The most recent drafts of all
documents evidencing, securing or otherwise relating to the Bond Offering.

                          3.1.3.8 FINANCIAL STATEMENTS.  Borrower's audited
Financial Statements for fiscal year ending February 28, 1994, and its Financial Statements for the Fiscal Quarter ending May 31, 1994.

                 3.1.4 PAYMENT OF COSTS, EXPENSES AND FEES. All costs, expenses, and fees to be paid by the Borrower under the Loan Documents on or before the effectiveness of this Agreement, the effectiveness of the Commitment, or the making of Advances shall have been paid in full, including, without limitation, applicable fees set forth in Section 2.3.

                 3.1.5 OTHER ITEMS OR ACTIONS BY LOAN PARTIES. Bank shall have received such other agreements, documents, and instruments, and the Borrower shall have performed such other actions as Bank may reasonably require.

         3.2 CONDITIONS PRECEDENT TO APPROVAL OF PROPOSED PROJECTS AND PROJECT LOANS. Borrower may, from time to time, request Bank to approve Proposed Projects and the related Project Loans. Bank shall have no obligation to make any Advance under a Project Loan unless and until Bank has approved such Project Loan and the related Proposed Project. Approval of any Proposed Project or Project Loan shall be at Bank's sole and absolute discretion and Bank shall have no obligation to approve such Project or Project Loan. Bank's approval of a Project Loan and the related Proposed Project shall be evidenced by the execution by Bank and Borrower of a Project Loan Agreement with respect thereto. When requesting consideration of a Proposed Project, Borrower shall deliver to Bank a completed subdivision checklist in form and substance satisfactory to Bank, supported by such documentation as Bank may require, and each of the following conditions precedent shall have been satisfied in Bank's sole and absolute discretion:

                 3.2.1 TRACT MAP AND/OR SURVEY. Borrower shall have delivered to Bank and Bank shall have approved one or more recorded parcel maps, tentative tract maps or final subdivision maps (or equivalent) covering the Proposed Project. Each such map must contain a legal description of the land covered thereby, must describe and show all boundaries of and lot lines within such land, all streets and other dedications, and all easements affecting such land. In addition, if requested by Bank, Borrower shall provide Bank an ALTA survey for the Proposed Project, in form and substance acceptable to Bank, which ALTA survey shall be required for any Proposed Project with respect to which a final subdivision map (or equivalent) has not been recorded.

                 3.2.2 APPRAISAL. Borrower shall have provided Bank sufficient data to obtain, and Bank shall have obtained and approved, in its sole and absolute discretion, an appraisal of the Proposed Project which conforms to all applicable laws regulating real estate-secured lending by Bank (including, without limitation, Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989) 12 U.S.C. 3331 et. seq. (as amended from time to time and the regulations promulgated thereunder), which appraisal shall reflect, among other things, the anticipated rate of sale of Units and/or Lots within the Proposed Project, and may at Bank's request reflect the projected internal rate of return for the Proposed Project. The data required to be submitted by Borrower pursuant to this Section 3.2.2 shall include, without limitation, a legal description of all Lots within the Proposed Project which have attained Finished Lot Status and, with respect to Lots that have not attained Finished Lots Status, a breakdown of the status of development of such Lots, all available cost data for the Project Improvements, a feasibility study (if available) as well as other information required pursuant to this Section 3.2.

                 3.2.3 PURCHASE INFORMATION. Borrower shall have provided Bank with and Bank shall have approved documentation relating to Borrower's acquisition of the Proposed Project, including, without limitation, the identity of the seller of the Proposed Project. If such seller is any Person other than Borrower then Borrower shall also provide to Bank documentation establishing the acquisition price of the Proposed Project, including, without limitation, a copy of the applicable purchase agreement and settlement statements.

                 3.2.4 APPROVALS. Borrower shall have provided to Bank and Bank shall have approved evidence of appropriate zoning, including any and all applicable development agreements and any negative declaration issued by any Governmental Authority, and existence of all Permits and Approvals of Governmental Authorities and other third parties necessary to permit the construction the Project Improvements and sale of Lots within the Proposed Project and the Units to be constructed thereon, including, without limitation, all applicable preliminary or final public reports that are available.

                 3.2.5 SOILS TESTS. Borrower shall have provided and Bank shall have approved a soils test report prepared by a licensed soils engineer satisfactory to Bank showing the location of, and containing boring logs from, all borings, together with recommendations for the design of the foundations, paved areas and underground utilities for the Proposed Project.

                 3.2.6 ENVIRONMENTAL ASSESSMENT. Borrower shall have delivered to Bank and Bank shall have approved a report of an environmental assessment (including a fifty (50) year chain of title review if requested by Bank) of the Proposed Project addressed to Bank by an environmental engineer acceptable to Bank containing such information, results, and certifications as Bank may require, in its sole and absolute discretion. Depending upon the results of the environmental assessment, Borrower shall also provide such follow up testing, reports, and other actions as may be required by Bank in its sole and absolute discretion. The contents of the environmental assessment report and any follow up must be satisfactory to Bank in its sole and absolute discretion. If such reports are addressed to Borrower, Borrower shall cause a reliance letter, in form and substance satisfactory to Bank, to be provided to Bank. Borrower shall also deliver to Bank a completed copy of Bank's standard form environmental questionnaire with respect to the Proposed Project.

                 3.2.7 PROJECT BUDGET. A proposed Project Budget for the Proposed Project which sets forth all anticipated Project Costs, provided, however, that with respect to any Project Budget, Borrower only represents that the information contained therein is prepared and submitted in good faith based upon available information, assumptions and projections which Borrower believes, in accordance with standards applicable to a reasonably prudent developer conducting a business similar to that of Borrower, are reasonable.

                 3.2.8 UTILITIES. Borrower shall have provided to Bank letters from local utility companies or local authorities stating that (a) telephone service, electric power, natural gas, cable television, storm sewer, sanitary sewer and water facilities are available to the Proposed Project; (b) such utilities are adequate to serve all Lots in the Proposed Project and exist at the boundary of the Proposed Project; and (c) no conditions exist to affect Borrower's right to connect into and have adequate use of such utilities except for the payment of a normal connection charge or tap charges and except for the payment of subsequent charges for such services to the utility supplier.

                 3.2.9 PRELIMINARY TITLE REPORT. Borrower shall have provided to Bank and Bank shall have approved, in its sole absolute discretion, a preliminary title report for the Proposed

Project, prepared by the Title Company, together with a legible copy of each Schedule B item.

                 3.2.10 FLOOD AND RELATED REPORTS. Borrower shall have provided to Bank evidence satisfactory to Bank as to whether (a) the Proposed Project is located in an area designated by the Department of Housing and Urban development as having special flood or mudslide hazards, (b) the community in which the Proposed Project is located is participating in the National Flood Insurance Program or (c) the Proposed Project is located within an Alquist-Priolo Special Geologic Study Zone.

                 3.2.11 PLANS AND SPECIFICATIONS. The most current available plans and specifications covering the Project Improvements for all proposed Project.

                 3.2.12 ASSESSMENTS, CHARGES, AND TAXES. For Impositions that Bank has approved in writing for payment in installments pursuant to the Deed of Trust, Borrower shall have delivered to Bank and Bank shall have approved evidence that such installments are current. For all other Impositions, Borrower shall provide to Bank evidence that such Impositions have been paid in full.

                 3.2.13 INSURANCE POLICIES. A certificate of the insurance described in Section 5.7 hereof or other evidence thereof satisfactory to Bank, and at Bank's request, certified copies of the Borrower's policies of insurance required under the Loan Documents, and certificates of insurance with respect to professional liability coverage maintained by engineers, architects, and environmental contractors.

                 3.2.14 CONTRACTS. All executed contracts relating to design and construction of the Project Improvements anticipated to be constructed on the Proposed Project and any Units within the Proposed Project between Borrower and any other Person (including, without limitation, any architect, engineer and contractor or subcontractor for labor, material or services).

                 3.2.15 PROFORMA CASH FLOW STATEMENT. Borrower shall deliver a proforma cash flow statement for the Proposed Project which shows, among other things, projected sales prices for Units within the Proposed Project, gross profit margins, the internal rate of return and other related economic information, all of which shall be approved by Bank in its sole and absolute discretion.

                 3.2.16 CONSTRUCTION SCHEDULES. A proposed commencement date and completion date for construction of the Project Improvements anticipated to be constructed on the Proposed Project.

                 3.2.17 OTHER. Borrower shall provide such other documents and information that Bank may request.

         3.3 ADDITIONAL CONDITIONS PRECEDENT TO INITIAL ADVANCE OF PROJECT LOANS. In addition to the conditions precedent for each Advance set forth in
Section 3.4, any obligation of Bank to make the initial Advance under any Project Loan is subject to satisfaction of the following conditions precedent:

                 3.3.1 APPROVAL OF PROJECT LOAN. Bank shall have approved the Project Loan and the related Proposed Project pursuant to Section 3.2 and executed the related Project Loan Agreement.

                 3.3.2 DOCUMENTS. With respect to the Project Loan and/or the Proposed Project, Bank shall have received the following agreements, documents, and instruments, each duly executed by the parties thereto and in form and substance satisfactory to Bank in its reasonable discretion:

                          3.3.2.1  ENVIRONMENTAL INDEMNITY.  An Environmental
Indemnity executed by Borrower.

                          3.3.2.2  DEED OF TRUST.  A Deed of Trust executed
and acknowledged by Borrower.

                          3.3.2.3  FINANCING STATEMENT.  A Financing Statement
executed by Borrower.

                          3.3.2.4  ASSIGNMENT OF PROJECT AGREEMENTS.  An
Assignment of Project Agreements executed by Borrower, together with any consent required by Bank pursuant to the applicable Project Loan Agreement of any architect, engineer, contractor or other Person which is a party to any of the agreements or contracts referred to therein.

                          3.3.2.5  ASSESSMENTS, CHARGES, AND TAXES.  Evidence
that all real property taxes, assessments, water, sewer, and other charges levied or assessed prior to delinquency against the Proposed Project which are then due and payable have been paid in the amount required.

                 3.3.3 RECORDATION AND FILING OF LOAN DOCUMENTS. The Deed of Trust delivered pursuant to Section 3.3.2.2 shall have been recorded in the official records of the county in which the Proposed Project is located and the Financing Statement delivered pursuant to Section 3.3.2.3 shall have been filed in the office of the Secretary of State of California.

                 3.3.4 TITLE INSURANCE. Borrower shall have provided to Bank and Bank shall have approved in its sole and absolute discretion an American Land Title Association loan policy of title insurance or an irrevocable and unconditional commitment to issue such policy, in form satisfactory to Bank in its sole and absolute discretion, issued by the Title Company and a commitment by the Title Company to issue disbursement endorsements at Bank's request insuring the Deed of Trust. Such policy shall have a liability limit of not less than the Commitment Amount and shall provide coverage and otherwise be in form and substance satisfactory to Bank in its sole and absolute discretion (including, without limitation, mechanic's lien coverage) insuring Bank's interest under the applicable Deed of Trust as a valid first lien on the Project. Such policy shall be accompanied by such reinsurance and coinsurance agreements and endorsements as Bank may require in its sole and absolute discretion. Such policy must contain only such exceptions as are satisfactory to Bank and must have attached such endorsements as Bank may require, both in Bank's sole and absolute discretion.

                          3.3.4.1 PAYMENT OF COSTS, EXPENSES AND FEES.  All
costs, expenses and fees to be paid by Borrower under the Loan Documents in connection with Bank's approval of a Proposed Project and the making of the Project Loan shall have been paid in full, including, without limitation, the applicable fees set forth in Section 2.3.

                 3.3.5 ACQUISITION COSTS. The amount of the initial Advance under any Project Loan that will be used to finance or reimburse Borrower for the acquisition costs of the Project shall be in an amount, determined by Bank in its sole and absolute discretion, equal to the Project Loan Amount for the Project Loan, less all Project Costs necessary to complete the Project Improvements and to bring all Lots within the Project to a Finished Lot Status, as well as all Project Costs attributable to the initiation of the Project Loan and any interest reserve required to pay interest on the Project Loan through the Project Loan Repayment Date.

         3.4 ADDITIONAL CONDITIONS PRECEDENT TO ALL ADVANCES. Bank shall be obligated to make any Advance under any Project Loan only upon satisfaction of the following additional conditions precedent, as determined by Bank in its reasonable discretion:

                 3.4.1 REPRESENTATIONS AND WARRANTIES ACCURATE. The representations and warranties by Borrower in each of the Loan Documents are correct in all material respects on and as of the date of such Advance, both before and after giving effect to such Advance, other than matters disclosed by Borrower to Bank and approved by Bank in its absolute and sole discretion.

                 3.4.2 DEFAULTS. No Event of Default or Unmatured Event of Default shall have occurred and be continuing on the date of such Advance, both before and after giving effect thereto.

                 3.4.3 DRAW REQUEST. Borrower shall have delivered to Bank a Draw Request for such Advance, together with AIA Forms G702 and G703 (and such other forms as made from time to time be approved or required by Bank), setting forth such details concerning the construction of the Project Improvements as Bank may reasonably require, including the amounts expended to the date of the Draw Request for the Project Improvements, the amounts then due and unpaid for construction of the Project Improvements and a certification by Borrower that the unexpended amount of the Project Budget is adequate to complete the Project Improvements as required under this Agreement. Bank shall determine, in accordance with Section 2.2.1, that Borrower has paid or incurred Project Costs that are not the subject of a previous Advance in an amount equal to or greater than the amount requested in the Draw Request for the Advance. Borrower may not submit more than two (2) Draw Requests per month with request for all Project Loans.

                 3.4.4 INSPECTION REPORT. Bank shall have received written evidence acceptable to Bank from Bank's inspector(s) or from Bank's employee(s) performing inspections for Bank (a) that construction of the applicable Project Improvements complies with the Plans and Specifications relating thereto, and
(b) that Borrower has completed such Project Improvements to the stage necessary to obtain the requested Advance.

                 3.4.5 APPROVALS AND INSPECTIONS BY GOVERNMENTAL AUTHORITIES. If requested by Bank, all inspections and approvals by Governmental Authorities required for the stage of completion of the Project Improvements shall have been obtained and Bank shall have received evidence thereof satisfactory to Bank, or shall have obtained such evidence upon inspection of any Project.

                 3.4.6 PROJECT LOAN "IN BALANCE." Borrower shall be in compliance with the provisions of Section 2.6.

                 3.4.7 LIEN WAIVERS. If requested by Bank, Borrower shall deliver to Bank lien waivers relating to the construction of the Project Improvements for all work through the date of the previous Draw Request under the Project Loan and invoices for all work covered by the current Draw Request.

                 3.4.8 DISTRESSED IMPROVEMENT DISTRICTS. Any improvement or assessment district in which the Project is located shall not (a) be insolvent under applicable law or subject to any bankruptcy or similar proceedings; (b) directly or indirectly cause the Project to be subject to any suspension, disqualification, or disapproval by FHA, FNMA, VA, FHLMC, or any similar governmental or quasi-governmental agency that originates, purchases, insures or guarantees home mortgage loans, and (c) have increased the "millrate" for assessments in any year by more than five (5) mills over the rate applicable in the immediately preceding year.

                 3.4.9 QUALIFICATION TO DO BUSINESS. Bank shall have received a Certificate of Good Standing and/or a Certificate of Authorization To Do Business in the state in which the Project is located.

                 3.4.10 OTHER INFORMATION. Such other information or documents Bank may reasonably require.

Borrower hereby authorizes Bank, and Bank reserves the right in its absolute and sole discretion, to verify any documents and information submitted to Bank in connection with this Agreement. Bank may elect, in its absolute and sole discretion, to waive any of the foregoing conditions precedent. Any such waiver shall be limited to the condition(s) precedent therein and the requirements therein. Delay or failure by Bank to insist on satisfaction of any condition precedent shall not be a waiver of such condition precedent or any other condition precedent. The making of an Advance by Bank shall not be deemed a waiver by Bank of the occurrence of an Event of Default or an Unmatured Event of Default.


                                   ARTICLE IV
                    BORROWER REPRESENTATIONS AND WARRANTIES

         4.1 CLOSING REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Bank as of the date of this Agreement:

                 4.1.1    ORGANIZATION, POWERS AND GOOD STANDING.

                          4.1.1.1  ORGANIZATION AND POWERS.  Borrower is duly
organized and is a validly existing under the laws of the State of Delaware. Borrower has all requisite power and authority, rights and franchises to (i) do business in California, Arizona and Nevada; (ii) own and operate its properties, to carry on its businesses as now conducted and as proposed to be conducted, and (iii) to enter into and perform this Agreement and the other Loan Documents. The address of the Borrower's chief executive office and principal place of business is the address set forth in the introductory paragraph of this Agreement.

                          4.1.1.2  GOOD STANDING.  Borrower has made all filings
and is in good standing in each jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary or where the failure to make such filings could have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower.

                          4.1.1.3  NON-FOREIGN STATUS.  Borrower is not a
foreign corporation," "foreign partnership," "foreign trust," or "foreign estate," as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Borrower's U.S. employer identification number as set forth in the Certificate of Non-Foreign Status.

                 4.1.2 NO APPROVALS, ETC. No, approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Person is required in connection with the execution, delivery, or performance by Borrower of the Borrower Loan Documents other than permits and licenses required for construction of Project Improvements that Borrower reasonably expects to obtain in the usual and ordinary course of business.

                 4.1.3 NO CONFLICTS. The execution, delivery, and performance by Borrower of the Loan Documents will not conflict with, or result in a violation of or a default under any applicable law, ordinance, regulation, or rule (federal, state, or local); any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound; any of the Approvals and Permits; or any agreement, document, or instrument to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound, including, without limitation, any indenture, agreement, instrument or other document evidencing, securing or governing the terms of the Old Notes or the New Notes.

                 4.1.4 EXECUTION AND DELIVERY AND BINDING NATURE OF LOAN DOCUMENTS. This Agreement and the Note have been duly, executed and delivered by or on behalf of Borrower. This Agreement and the Note are legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws and by equitable principles of general application.

                 4.1.5 ACCURATE INFORMATION. All information in any loan application, Financial Statement, certificate, or other document, and all other information delivered by or on behalf of Borrower to Bank in obtaining the Commitment is correct and complete in all material respects as of the date thereof, and there are no omissions therefrom that result in any such information being materially incomplete, incorrect, or misleading as of the date thereof; provided, however, that with respect to any Project Budget, Borrower only represents that the information contained therein is prepared and submitted in good faith based upon available information, assumptions and projections which Borrower believes, in accordance with standards applicable to a reasonably prudent developer conducting a business similar to that of Borrower, are reasonable. There has been no Material Adverse Change relative to Borrower since the date of such information. All Financial Statements heretofore delivered to Bank by Borrower were prepared on an accrual basis in accordance with GAAP and accurately present the financial conditions and results of operations as at the dates thereof and for the periods covered thereby in all material respects. The fiscal year of Borrower is from March 1 to February 28.

                 4.1.6 PURPOSE OF ADVANCES. The purpose of Advances is to pay or to reimburse Borrower for Project Costs. The purpose of the Advances is a business purpose and not a personal, family, or household purpose.

                 4.1.7 LEGAL PROCEEDINGS; HEARINGS, INQUIRIES, AND INVESTIGATIONS. Except as disclosed to Bank in writing prior to the date of this Agreement, (a) no legal proceeding has been filed or noticed to Borrower or, to best knowledge of Borrower, threatened before any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any assets or property of Borrower may be bound or affected that if resolved adversely to Borrower could result in a Material Adverse Change, and (b) no hearing, inquiry or investigation relating to Borrower or any assets or property of Borrower has been noticed to Borrower or, to the best knowledge of Borrower, threatened by any Governmental Authority that if resolved adversely to Borrower could result in a Material Adverse Change.

                 4.1.8 NO EVENT OF DEFAULT OR UNMATURED EVENT OF DEFAULT. No Event of Default and no Unmatured Event of Default has occurred and is continuing.

                 4.1.9 APPROVALS AND PERMITS; ASSETS AND PROPERTY. Borrower has obtained and there are in full force and effect all Approvals and Permits necessary for the conduct of the business of the Borrower, provided that Borrower may not have obtained all of the Approvals and Permits necessary for construction of the Project Improvements to the extent such Approvals and Permits are not yet necessary. Borrower owns, leases or licenses all assets and property necessary for conduct of the business and operations of Borrower. Such assets and property subject to a Lien created under the Loan Documents are not subject to any Liens and Encumbrances, other than the Permitted Exceptions.

                 4.1.10 TAXES. Borrower has filed or caused to be filed all tax returns (federal, state and local) required to be filed by Borrower and has paid all taxes and other amounts shown thereon to be due (including, without limitation, any interest or penalties).

                 4.1.11 ERISA. Borrower is in compliance with ERISA. No Reportable Event or Prohibited Transaction (as defined in ERISA) or termination of any plan has occurred and no notice of termination has been filed with respect to any plan established or maintained by Borrower and subject to ERISA. Borrower has not incurred any material funding deficiency within the meaning of ERISA or any material liability to the Pension Benefit Guarantee Corporation in connection with any such plan established or maintained by Borrower. Borrower is not a party to any Multiemployer Plan (as defined in ERISA).

                 4.1.12 COMPLIANCE WITH LAW. Other than noncompliance with applicable building codes which is not unusual and is correctable by Borrower, neither Borrower nor any Project is in violation of any law, ordinance, regulation or rule (federal, state or local).

                 4.1.13 PROJECT BUDGETS AND PLANS AND SPECIFICATIONS. Each Project Budget contains all costs, expenses, and fees currently anticipated to be incurred by Borrower in connection with respective Project Improvements in accordance with standards applicable to a reasonably prudent developer conducting a business similar to that of Borrower. Each set of Plans and Specifications and related working drawings are an accurate and complete description of the respective Project Improvements.

                 4.1.14   BOND OFFERING.  With respect to the Bond Offering:
(a) the loan evidenced by the Loan Documents constitutes Non- Recourse Indebtedness, as such term is defined in the Registration Statement; (b) each Deed of Trust will constitute a Permitted Lien, as such term is defined in the Registration Statement; (c) the indenture for the Old Notes will also be the indenture for the New Notes except that the Indenture has been amended to modify certain limitations on subsidiary guarantees; (d) the New Notes will be identical to the Old Notes, except that (i) there is no registration rights agreement under the New Notes; and (ii) the interest under the Old Notes was subject to a 50 basis point adjustment upon the occurrence of certain events and there is no such provision in the New Notes; (e) if by November 14, 1994 the Exchange Offer (as such term is defined in the Registration Statement) has not been consummated or the Shelf Registration Statement (as such term is defined in the Registration Statement) has not been declared effective, the only adverse impact to Borrower will be to increase the interest rate under the Old Notes to 13.25% per annum; and (f) there have been no material changes from the terms of the Exchange Offer described in the Registration Statement to such terms as described in the Prospectus. The Bank has been provided by Borrower with a copy of the Prospectus and acknowledges that Bank has reviewed the matters set forth as "Recent Developments" on page 5 of the Prospectus.

         4.2 REPRESENTATIONS AND WARRANTIES UPON REQUESTS FOR ADVANCES. Each request for an Advance shall be a representation and warranty by Borrower to Bank that the representations and warranties in this SECTION 4 are correct and complete as of the date the Advance except as otherwise disclosed in writing and that the conditions precedent in SECTION 3 are satisfied as of the date of the Advance.

         4.3 REPRESENTATIONS AND WARRANTIES UPON DELIVERY OF FINANCIAL STATEMENTS, DOCUMENTS AND OTHER INFORMATION. Each delivery by Borrower to Bank of Financial Statements, other documents or information after the date of this Agreement (including, without limitation, documents and information delivered in obtaining an

Advance) shall be a representation and warranty that such Financial Statements, other documents or information is correct and complete in all material respects, that there are no material omissions therefrom that result in such Financial Statements, other documents or information being materially incomplete, incorrect, or misleading as of the date thereof, and that such Financial Statements accurately present the financial condition and results of operations of Borrower as at the dates thereof and for the periods covered thereby.


                                   ARTICLE V
                             AFFIRMATIVE COVENANTS

         Until the Commitment terminates in full and the Obligations are paid and performed in full, Borrower agrees that, unless Bank otherwise agrees in writing in Bank's absolute and sole discretion:

         5.1 CORPORATE EXISTENCE. Borrower shall continue to be validly existing, and in good standing, under the law of the jurisdiction of its organization or formation. Borrower shall continue to be qualified to do business as a foreign corporation, in good standing, under the laws of the States of California, Arizona and Nevada; provided, however, it is understood and agreed that Borrower is not qualified to do business as a foreign corporation under the laws of the State of Arizona, and that Borrower shall, within 30 days of the date of this Agreement, so qualify to do business and provide Bank with a certificate of Borrower's good standing in Arizona.

         5.2 BOOKS AND RECORDS; ACCESS BY BANK. Borrower will maintain its existing system of accounting, on an accrual basis in accordance with GAAP (including, without limitation, a single, complete and accurate set of books and records of its assets, business, financial condition, operations, property, prospects and results of operations) in accordance with GAAP or such other methodology as Bank shall approve in its sole and absolute discretion. During business hours Borrower will give representatives of Bank access to all assets, property, books, records and documents of Borrower and will permit such representatives to inspect such assets and property and to audit, copy, examine and make excerpts from such books, records and documents. Prior to the occurrence of an Event of Default, Bank shall provide reasonable prior notice of such inspections and shall conduct such inspections during normal business hours, provided that Bank agrees to use reasonable efforts to minimize, to the extent practical, any disruption to Borrower's business.

         5.3     INFORMATION AND STATEMENTS.  Borrower shall furnish to Bank:

                 5.3.1    FISCAL PERIOD FINANCIAL STATEMENTS:

                          5.3.1.1  STATEMENTS.  As soon as available and in any
event within sixty (60) days after the end of each of Borrower's first three
(3) Fiscal Quarters, copies of the balance sheet of Borrower as of the end of such fiscal quarter and statements of income and retained earnings and a statement of cash flow of Borrower for such fiscal quarter and for the portion of the fiscal year of Borrower ending with such fiscal quarter, all in reasonable detail, prepared in accordance with GAAP, containing the certification of and signed on behalf of Borrower by the President, Chief Financial Officer or other executive officer of Borrower reasonably acceptable to Bank. All such balance sheets shall set forth in comparative form figures fee the preceding year end. All such income statements shall reflect current period and year-to-date figures, and all such statements of cash flow shall reflect year-to-date figures.

                          5.3.1.2  PROJECTION.  Within sixty (60) days after the
end of each Calendar Quarter, a thirty-six (36) month projection of cash flow for Borrower, in reasonable detail, prepared on an accrual basis in accordance with GAAP, containing the certification of and signed on behalf of Borrower by the President, Chief Financial Officer or other executive officer of Borrower reasonably acceptable to Bank that such projections have been prepared in good faith based upon available information, assumptions and projections which Borrower believes, in accordance with standards applicable to a reasonably prudent developer conducting a business similar to that of Borrower, are reasonable, provided that Borrower does not warrant that such projections shall in fact be achieved.

                 5.3.2 ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, copies of the balance sheet of Borrower as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flow of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year of Borrower, all in reasonable detail and prepared on an accrual basis in accordance with GAAP, accompanied by a favorable opinion rendered by independent certified public accountants satisfactory to Bank.

                 5.3.3 COMPLIANCE CERTIFICATES. Together with the statements required under Section 5.3.1 and Section 5.3.2, a statement in form and substance satisfactory to Bank, certified by the President, Chief Financial Officer or other executive officer of Borrower, (a) that Borrower is in compliance with the Liquidity requirement set forth in SECTION 5.18 as of the end of the most recently completed Fiscal Quarter, and (b) that Borrower is in compliance with all covenants, terms, and conditions applicable to Borrower under or pursuant to the Loan Documents and any other Debt owing by Borrower to any Person in a principal amount of $1,000,000.00 or more, and with disclosure of any noncompliance therewith and describing the status of Borrower's actions to correct such noncompliance, if applicable.

                 5.3.4 SALES REPORTS. Monthly, a report showing (i) sales of Units within each Project during the preceding Calendar Month, (ii) the inventory of completed Units as of the end of the preceding Calendar Month, and
(iii) Units in progress as of the end of the preceding Calendar Month. Such report shall contain such detailed information as Bank may require.

                 5.3.5 LAND HOLDINGS. Within forty-five (45) days after the end of each Fiscal Quarter, commencing October 1, 1994, a detailed schedule of all land owned by Borrower and its Affiliates, setting forth, without limitation, the location and book value of all such holdings.

                 5.3.6 PROXY STATEMENTS. Promptly upon their becoming available, copies of (a) all Financial Statements, reports, notices, and proxy statements sent or made available generally by Borrower or any Affiliate of Borrower to their respective security holders, (b) all regular and periodic reports and all registration statements filed by Borrower or any Affiliate of Borrower with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions, and (c) all press releases and other statements made available generally by Borrower or any Affiliate of Borrower to the public concerning material developments relating to the business of Borrower or any Affiliate of Borrower.

                 5.3.7 OTHER ITEMS AND INFORMATION. Such other information concerning Borrower, any Project or the assets, business, financial condition, operations, property, prospects, and results of operations of Borrower as Bank reasonably requests from time to time. In this regard, promptly upon request of Bank, Borrower shall make available to Bank at Borrower's offices, counterparts and/or conditional assignments as security of any and all construction contracts, receipted invoices, bills of sale, statements, conveyances and other agreements, documents, and instruments of any nature relating to any Project or under which Borrower claims title to any materials or supplies used or to be used in any Project. Also, in this regard, promptly upon request of Bank, Borrower shall deliver to Bank a complete list of all contractors, subcontractors, material suppliers, other vendors, artisans and laborers performing work or services or providing materials or supplies for any Project.

         5.4 LAW; JUDGMENTS; MATERIAL AGREEMENTS; APPROVALS AND PERMITS. Except for normal construction corrections occasioning temporary noncompliance which are corrected by Borrower with diligence and without substantial expense, Borrower shall comply with all laws, ordinances, regulations, and rules (federal, state and local) and all judgments, orders, and decrees of any arbitrator, other private adjudicator or Governmental Authority relating to Borrower, any Project, or the assets, business, operations, or property of Borrower; provided, however, that Borrower may, in good faith, contest the applicability of such matters to the extent such matters do not affect title to any Unit, Lot or Project or the validity or enforceability of any Deed of Trust. Borrower shall comply in all material respects with all material agreements, documents and instruments to which Borrower is a party or by which Borrower, any Project or any of the other assets or property of Borrower is bound or affected. Borrower shall comply with all Requirements (including, without limitation, as applicable, requirements of the Federal Housing Administration and the Veterans Administration) and all conditions and requirements of all Approvals and Permits. Borrower shall obtain and maintain in effect from time to time all Approvals and Permits required for the business activities and operations then being conducted by Borrower.

         5.5 TAXES AND OTHER INDEBTEDNESS. Except for (a) Involuntary Liens and Impositions being contested in accordance with the applicable Deed of Trust, (b) income taxes or franchise taxes for which no lien has been filed, which are contested in good faith and for which Borrower is maintaining adequate reserves, and (c) Impositions that Bank has agreed in its sole and absolute discretion may be paid in installments as provided in the applicable Deed of Trust, Borrower shall pay and discharge (i) before delinquency all taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any property belonging to it, (ii) when due all lawful claims (including, without limitation, claims for labor, materials, and supplies), which, if unpaid, might become a Lien or Encumbrance upon any of its assets or property subject to a Lien created under the Loan Documents, other than such claims which Borrower may contest pursuant to the terms and conditions of a Deed of Trust, and (iii) when due all its other indebtedness.

         5.6 ASSETS AND PROPERTY. Borrower will maintain, keep, and preserve all of its assets and property (tangible and intangible) comprising or relating to any Project necessary or useful in the proper maintenance of real property in good working order and condition, ordinary wear and tear excepted.

         5.7 INSURANCE. The following insurance shall be obtained and maintained and all related premiums shall be paid as they become due:

                 5.7.1 LIABILITY. Commercial general liability insurance protecting Borrower and Bank against loss or losses from liability imposed by law or assumed in any agreement, document, or instrument and arising from bodily injury, death, or property damage with a limit of liability of not less than One Million Dollars ($1,000,000) on a per occurrence basis and Two Million Dollars ($2,000,000) general aggregate. Also, "UMBRELLA" excess liability insurance in an amount not less than Twenty Million Dollars ($20,000,000). Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations. In addition, there shall be obtained and maintained business motor vehicle liability insurance protecting Borrower and Bank against loss or losses from liability relating to motor vehicles owned, non-owned, or hired used by Borrower, any contractor, any subcontractor, or any other Person in any manner related to any Project with a limit of liability of not less than One Million Dollars ($1,000,000) (combined single limit for personal injury (including bodily injury and death) and property damage).

                 5.7.2 WORKER'S COMPENSATION. Worker's compensation insurance, disability benefits insurance, and such other forms of insurance as required by law covering loss resulting from injury, sickness, disability or death of employees of Borrower, any contractor and any subcontractor located on or assigned to any Project. Borrower shall cause each contractor and each subcontractor having employees located on or assigned to any Project to obtain and maintain this same coverage for all eligible employees.

                 5.7.3 ENGINEER. Each engineer, each soils engineer and each environmental contractor employed by Borrower in connection with any Project shall maintain engineer's professional liability insurance with a limit of liability of not less than Two Hundred Fifty Thousand Dollars ($250,000). Each policy shall permit claims for a period of not less than three (3) years after the completion of any Project.

                 5.7.4    INTENTIONALLY OMITTED.

                 5.7.5 OTHER. All policies for required insurance to be provided by Borrower shall be in form and substance reasonably satisfactory to Bank. Such insurance may be carried under blanket policies, so long as such policy complies with this SECTION 5.7. All required insurance to be provided by Borrower shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by Borrower and approved by Bank. Such companies must be authorized to do business in the States of California, Arizona and Nevada. Each company shall be rated "A-1" or better by A.M. Best Co., in Best Key Guide, or such other rating acceptable to Bank in Bank's sole and absolute discretion. All property policies evidencing required insurance to be provided by Borrower shall name Bank as first mortgagee and loss payee. All liability policies evidencing required insurance to be provided by Borrower shall name Bank as additional insured. Such policies shall not be cancelable as to the interests of the Bank due to the acts of Borrower. Such policies shall provide for at least thirty
(30) days prior written notice of the cancellation or modification thereof to Bank.

                 5.7.6 EVIDENCE. A certificate and, if requested by Bank, a certified copy of each insurance policy or, if acceptable to Bank in its sole and absolute discretion, certificates of insurance evidencing that such insurance is in full force and effect, shall be delivered to Bank, together with proof of the payment of the premiums thereof. At least ten (10) days prior to the expiration of each such policy, Borrower shall furnish Bank evidence that such policy has been renewed or replaced in the form of the original or a certified copy of the renewal or replacement policy or, if acceptable to Bank in its sole and absolute discretion, a certificate reciting that there is in full force and effect, with a term covering at least the next succeeding calendar year, insurance of the types and in the amounts required in this SECTION 5.7.

         5.8 ERISA. Borrower will fund each Defined Benefit Plan and Defined Contribution Plan (as such terms are defined in ERISA) established or maintained by Borrower so that there is never an Accumulated Funding Deficiency (as defined in SECTION 412 of the Internal Revenue Code of 1986, as amended).

         5.9 APPRAISALS. Bank shall have the right to order an appraisal with respect to any Project from time to time. Each such appraisal is subject to review and approval by Bank. In connection with the preparation of any such appraisal, Borrower shall provide to Bank such information as Bank may reasonably request, and provide access to any Project to any appraiser conducting such appraisal, or any employee or other consultant engaged by Bank to review the appraisal. Borrower agrees upon demand by Bank to pay to Bank the cost and expense for such appraisals and a fee prescribed by Bank for review of each such appraisal by Bank; provided that, with respect to each Project, Borrower shall not be required to pay the cost and expense of an appraisal or the review thereof more than once in any twelve (12) month period. Any appraisals accepted by Bank that do not have a specific expiration date shall be updated at Bank's request.

         5.10 COMMENCEMENT AND COMPLETION. Borrower shall cause construction of the Project Improvements to be prosecuted and completed in good faith, with due diligence, and without delay other than delay occasioned by a Force Majeure Event. Borrower shall commence construction of the applicable Project Improvements on or before the commencement date set forth in the applicable Project Loan Agreement. Subject to delays occasioned by Force Majeure Events, on or before the completion date set forth in the applicable Project Loan Agreement, Borrower shall have substantially completed the Project Improvements and each phase thereof, as "substantial completion" is determined by the Bank in the reasonable exercise of its judgment. Borrower shall cause the

Project Improvements to be constructed (a) in a good and workmanlike manner,
(b) in compliance with all applicable Requirements, and (iii), unless otherwise consented to by Bank in advance in writing, in substantial accordance with the respective Plans and Specifications. Upon demand by Bank, Borrower shall correct any defect in the Project Improvements or any material departure from any applicable Requirements or, to the extent not theretofore approved in writing by Bank, the respective Unit Plans and Specifications. Borrower understands and agrees that inspection of the Project Improvements by or on behalf of Bank, the review by Bank of Draw Requests and related documents and information, the making of Advances by Bank, any actions by Bank under SECTION 5.11, and any other actions by Bank shall not be a waiver of Bank's right to require compliance with this SECTION 5.10. If Bank shall ever be required to complete the construction of any Project Improvements, whether occasioned by the occurrence of an Event of Default or for any other reason, any sums expended by Bank in constructing such Project Improvements shall be treated as Advances hereunder, shall be payable within ten (10) days of demand, shall bear interest from the date such sums are expended by Bank at the Default Interest Rate, and shall be deemed the legal, valid and binding obligations of Borrower to Bank.

         5.11 RIGHTS OF INSPECTION; CORRECTION OF DEFECTS; AGENCY. Bank and its agents, employees, and representatives shall have the right at any time and from time to time to enter upon any Project in order to inspect any Project; provided, however, any Person entering upon any Project shall observe and comply with Borrower's reasonable safety requirements. All such inspections shall be conducted in a manner reasonably calculated to minimize, to the extent practical, disruption of the Project. If Bank, in its reasonable judgment determines that any materials or work do not conform with the respective Plans and Specifications in all material respects or with any applicable Requirements or are otherwise not in conformity with sound building practice, Bank shall have the right to order replacement or correction of any such materials or work, regardless of whether or not such materials or work have theretofore been incorporated in the Project Improvements, regardless of whether Bank's representatives have previously inspected such work or materials, and regardless of whether Bank has previously made Advances to pay for such work or
materials.   Borrower shall promptly make such replacement or correction.
Inspection by Bank or by Bank's inspectors of any Project or the Project Improvements is for the sole purpose of protecting the security of Bank and is not to be construed as a representation by Bank that there has been compliance with the applicable Plans and Specifications or the applicable Requirements or that the Project Improvements are free of defects in materials or workmanship. Borrower may make or cause to be made such other independent inspections as Borrower may desire for its own protection.

         5.12 MISCELLANEOUS. Any inspections or determinations made by Bank or lien waivers, receipts, or other agreements, documents and instruments obtained by Bank are made or obtained solely for Bank's own benefit and not in any way for the benefit or protection of Borrower. Bank may accept and rely on any information from any architect, any engineer, any other Person providing labor, materials, or services for Project Improvements, Borrower or any other Person as to labor or materials furnished or incorporated in the Project Improvements and the cost and payment therefor and as to all other matters relating to construction of the Project Improvements and any Project without the necessity of verifying such information. Bank has no obligation to Borrower to ensure compliance by any architect, any engineer, any contractor or any other Person in carrying out construction of the Project Improvements.

         5.13 VERIFICATION OF COSTS. Bank shall have the right at any time and from time to time to review and verify all costs, expenses and fees in each Project Budget. Based on its review and verification of costs, expenses and fees in each Project Budget, Bank shall have the right to require Borrower to adjust the Project Budget in accordance with Section 2.2.2.2.

         5.14 BANK'S INSPECTOR(S). Borrower agrees that during construction of the Project Improvements, Bank shall have the right to employ an outside inspector or inspectors who shall review as agent for Bank all construction activities undertaken in regard to the Project Improvements and who shall prepare reports of such reviews. Alternatively, Bank may elect to have employees of Bank perform such reviews and prepare such reports. In addition, the employees of Bank will review the inspection reports of any outside inspector(s), will review Draw Requests, will perform other activities related to Draw Requests, and will perform other activities in administering and monitoring the Advances. In connection with any inspection of any Project, such inspection shall be conducted in a manner reasonably calculated to minimize, to the extent practical, disruption of the Project.

         5.15 FURTHER ASSURANCES. Borrower shall promptly execute, acknowledge, and deliver such additional agreements, documents and instruments and do or cause to be done such other acts as Bank may reasonably request from time to time to better assure, preserve, protect, and perfect the interest of Bank in the Collateral and the rights and remedies of Bank under the Loan Documents.

         5.16 COSTS AND EXPENSES OF BORROWER'S PERFORMANCE. Borrower will perform all of its obligations and satisfy all conditions under the Loan Documents at its sole cost and expense.

         5.17 NOTIFICATION OF DEFAULTS. Borrower shall immediately upon becoming aware of any such circumstances disclose to Bank the occurrence of any default by Borrower under or pursuant to the terms and conditions of any indebtedness owed by Borrower to any Person, whether now existing or hereafter arising.

         5.18 FINANCIAL COVENANTS. Borrower shall maintain the following Financial Covenants:

                 5.18.1 CONSOLIDATED-TANGIBLE NET WORTH. Borrower shall not permit its Consolidated Tangible Net Worth at any time to be less than an amount equal to Thirty-Seven Million Seventy-Two Thousand Eight Hundred Sixty Dollars ($37,072,860).

                 5.18.2 TOTAL LIABILITIES TO CONSOLIDATED TANGIBLE NET WORTH. Borrower shall not permit its aggregate Consolidated Liabilities (net of any Debt which, pursuant to any agreement or other instrument evidencing or governing the same, is not enforceable against the general assets of Borrower) to Consolidated Tangible Net Worth to be greater than 2.5:1, and Borrower shall not permit its aggregate Consolidated Liabilities (including all Debt which, pursuant to the terms of any agreement or other instrument evidencing or governing the same, is not enforceable against the general assets of Borrower) to Consolidated Tangible Net Worth to be greater than 3:1. In determining Borrower's compliance with the terms of this Section 5.18.2, (a) Debt consisting of trade payables incurred by Borrower in the ordinary course of its business within ninety (90) days of the date of calculation shall not be included in the computation of Consolidated Liabilities, and (b) the computation of Consolidated Tangible Net Worth shall include the value of all minority interests held by Borrower in other Persons.

                 5.18.3 MINIMUM LIQUIDITY REQUIREMENTS. Borrower shall, as of the end of each Fiscal Quarter, maintain Cash on Hand in an amount of not less than ten percent (10%) of Borrower's Consolidated Liabilities; provided, however, if Borrower is out of compliance with this Section 5.18.3 by reason of a payment by Borrower of a Required Remargining Payment, Borrower shall not be in default under this Section 5.18.3 if Borrower returns to compliance under this Section 5.18.3 as of the end of the Fiscal Quarter immediately following the Fiscal Quarter in which Borrower made such Required Remargining Payment.

                 5.18.4 LAND BANKING LIMITATION. Borrower shall not purchase, acquire an interest in or otherwise hold "Land Held for Future Development" (as that term is defined by GAAP) to the extent that the Borrower's cash investment of Land Held for Future Development exceeds fifty percent (50%) of Borrower's Consolidated Net Tangible Assets as adjusted.

                 5.18.5 DIVIDEND RESTRICTION. Borrower shall not make distributions from earnings and profits to the shareholders of Borrower in an amount greater than fifty percent (50%) of such earnings and profits.

                 5.18.6 NET LOSS LIMITATION. Borrower shall not: (a) incur a Net Loss in excess of One Million Dollars ($1,000,000.00) in any Fiscal Quarter; nor (b) experience Net Losses in any two consecutive Fiscal Quarters.

         5.19 CONSTRUCTION AND SALES RECORDS. Borrower shall, at all times, maintain complete and accurate records of Borrower's construction and sales activities and shall, upon prior notice thereof by Bank, permit Bank to review such records upon request by Bank at any time and from time to time during regular business hours. Such records shall include, without limitation, (a) any and all documents, instruments, contracts and agreements relating to the construction or sale of any Lots or Units entered into by Borrower with or for the benefit of purchasers, contractors, subcontractors or other Persons, as applicable, (b) lien waivers and releases with respect to all construction in place, (c) requests for disbursement and vouchers submitted by contractors, subcontractors, or other Persons, and (d) all permits, licenses and approvals necessary for the continuation and completion of construction.

         5.20 CHANGES TO PLANS AND SPECIFICATIONS. A Borrower agrees to obtain the prior written consent of a Bank, which consent may be granted or withheld in a Bank's sole and absolute discretion, prior to making any material change in the Plans and Specifications for any Project. At all times when any Advance is outstanding and unpaid or when there is available but undrawn Commitment under a Project Loan, Borrower shall promptly upon the availability thereof provide to Bank a copy of the final Plans and Specifications for the applicable Project showing approval thereon by the applicable Governmental Authority.

         5.21 NOTICE OF LITIGATION, ETC. Promptly upon receiving notice thereof, Borrower will give, or cause to be given, prompt written notice to Bank of (a) any action or proceeding instituted by or against it in an amount in excess of One Million Dollars ($1,000,000) in any Federal or state court or before any commission or other regulatory body, Federal, state or local, foreign or domestic; or (b) any such proceedings that are threatened against it, which, if adversely determined, could result in a Material Adverse Change; and (c) any actions, proceedings or notices adversely affecting any Project or Bank's interest therein by any zoning, building or other municipal officers, offices or departments having jurisdiction with respect to the Premises.

         5.22    ENVIRONMENTAL MATTERS.

                 5.22.1 Borrower shall comply and cause (i) all tenants under any lease or occupancy agreement affecting any portion of any Project and (ii) all other Persons or entities on or occupying any Project, to comply with all Hazardous Materials Laws. Without limiting the generality of the foregoing, Borrower covenants and agrees that it will not use, generate, manufacture, store or dispose of, nor will it permit the use, generation, storage or disposal of any asbestos or, to the extent it would violate any Hazardous Materials Laws, any other Hazardous Materials on, under or about any Project, nor will it transport or permit the transportation of Hazardous Materials to or from any Project except as may be necessary to carry out a final environmental plan approved or deemed approved by Bank pursuant to Section 5.22.3.

                 5.22.2 Borrower shall immediately advise Bank in writing of any (i) any and all Hazardous Materials Claims against Borrower or any Project,
(ii) any remedial action taken by Borrower in response to any (A) Hazardous Materials on, under or about any Project or (B) Hazardous Materials Claims, and
(iii) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Project that could cause any Project or any part thereof to be classified as "border-zone property" under the provisions of California Health and Safety Code Sections 25220 et. seq. or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of any Project under any Hazardous Materials Laws. In addition, Borrower shall provide Bank with copies of all communications with federal, state and local governments or agencies relating to Hazardous Materials Laws and all communication with any person or entity relating to Hazardous Materials Claims.

                 5.22.3 Borrower agrees to submit, form time to time if requested by Bank, a report regarding Hazardous Materials, satisfactory to Bank in its sole and absolute discretion, prepared by a consultant approved by Bank. Borrower hereby grants to Bank, its agents, employees, consultants and contractors, the right to enter upon any Project, and to perform such tests on the Project as are necessary to conduct such a review and/or investigation.
Any such review and/or investigation shall be conducted, to the extent reasonably practical, in a manner reasonably calculated to minimize disruption of the Project. If any report requested by Bank discloses that any Project has been or is now being used for any activities involving, directly or indirectly, the generation, treatment, storage or disposal of any Hazardous Materials in violation of any Hazardous Materials Law, or which would require any remedial action pursuant to any laws, rules or regulations of a governmental authority, Borrower shall promptly notify Bank of such event or situation and, within thirty (30) days after such discovery, submit to Bank a preliminary written environmental plan setting forth a general description of such event or situation and the action that Borrower proposes to take with respect thereto. Within sixty (60) days after such discovery, Borrower shall submit to Bank a final written environmental report, setting forth a detailed description of such event or situation and the action that Borrower proposes to take with respect thereto, including, without limitation, any proposed corrective work, the estimated cost and time of completion, the name of the contractor and a copy of the construction contract, if any, and such additional data, instruments, documents, agreements or other materials or information as Bank
may reasonably request.   The plan shall be subject to Bank's written approval,
which approval may be granted or withheld in Bank's sole discretion and may be subject to such additional conditions or requirements as Bank may impose.
Once any such plan is approved in writing by Bank, Borrower shall promptly commence all action necessary to implement such plan and to comply with any requirements and conditions imposed by Bank, and shall diligently and continuously pursue such action to completion in strict accordance with the terms thereof.

                 5.22.4 Borrower shall not create or permit to continue in existence any Lien (whether or not such Lien has priority over the lien created by any Deed of Trust) upon any Project imposed pursuant to any Hazardous Materials Law.

                 5.22.5 Bank shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

         5.23 SIGNAGE. Borrower shall not sell, lease or assign to any third person the right to any signage on or about the Project without the prior written consent of Bank. Any sign which refers to or identifies Bank shall be subject to Bank's prior written approval.


                                   ARTICLE VI
                          BORROWER NEGATIVE COVENANTS

         Until the Commitment terminates in full and the Obligations are paid and performed in full, Borrower agrees that, unless Bank otherwise agrees in writing in Bank's sole and absolute discretion:

         6.1 CORPORATE RESTRICTIONS. Borrower shall not be dissolved or liquidated. Borrower shall not amend, modify, restate, supplement or terminate its certificate of incorporation or bylaws in any manner that would materially affect the validity or enforceability of the Obligations or Borrower's ability to borrow hereunder, or that would materially impair any security for the Obligations. Borrower shall not reorganize itself or consolidate with or merge into any other corporation or permit any other corporation to be merged into Borrower (except for mergers of any Subsidiary or parent of Borrower into Borrower pursuant to which Borrower is the surviving entity and which do not otherwise constitute an Event of Default). Borrower shall not suffer to occur any change in Borrower's chairman or chief executive officer without the prior written consent of Bank in its absolute and sole discretion.

         6.2 OWNERSHIP OF PROJECT. With respect to each Project, Borrower shall not permit to occur any Transfer (as defined in the Deed of Trust) which is not a Permitted Exception.

         6.3 LIENS AND ENCUMBRANCES. Borrower shall keep each Project free and clear of all Liens and Encumbrances other than Permitted Exceptions.


                                  ARTICLE VII
                             REMEDIES UPON DEFAULT

                 7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an event of default ("Event of Default"):

                          7.1.1   Failure by Borrower to pay within ten days of
the date when due any payment of principal or interest under any Project Loan, or any amount required to be paid by Borrower under Section 2.6 or Section 2.7, or any failure by Borrower to pay any other monetary amount when due under any Loan Document and the expiration of ten (10) days after written notice of such failure by Bank to Borrower.

                          7.1.2   Failure by Borrower to perform any obligation
not involving the payment of money, or to comply with any other term or condition applicable to Borrower, under any Loan Document and, if such failure is curable, the expiration of thirty (30) days after written notice of such failure by Bank to Borrower.

                          7.1.3   Any representation or warranty by Borrower in
any Loan Document is materially false, incorrect or misleading as of the date made.

                          7.1.4   The occurrence of any event (including,
without limitation, a change in the financial condition, business, or operations of Borrower for any reason whatsoever) that materially and adversely affects the ability of Borrower to perform any of its obligations under the Loan Documents.

                          7.1.5   Borrower (i) is unable or admits in writing
Borrower's inability to pay its monetary obligations as they become due, (ii) makes a general assignment for the benefit of creditors, or (iii) applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, or other custodian for Borrower or all or substantially all of the property of Borrower, or in the absence of such application, consent, or acquiescence a trustee, receiver, or other custodian is appointed for Borrower or all or substantially all of the property of Borrower.

                          7.1.6  Commencement of any case under the Bankruptcy
Code, Title 11 of the United States Code, or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state or foreign law by or against Borrower and with respect to any such case or proceeding that is involuntary, such case or proceeding is not dismissed with prejudice within sixty (60) days of the filing thereof.

                          7.1.7   Any litigation or proceeding is commenced
before any arbitrator, other private adjudicator, court, government or Governmental Authority (federal, state, local or foreign) against or affecting Borrower or the property of Borrower or any part thereof that materially and adversely affects the ability of Borrower to perform its obligations under the Loan Documents and such litigation or proceeding is not defended diligently and in good faith by Borrower.

                          7.1.8   A final judgment or decree for monetary
damages or a monetary fine or penalty (not subject to appeal or as to which the time for appeal has expired) in an amount equal to or greater than One Million Dollars ($1,000,000) is entered against Borrower by any arbitrator, other private adjudicator, court, government or other Governmental Authority that materially and adversely affects the ability of Borrower to perform any of its obligations under the Loan Documents is not paid and discharged or stayed within thirty (30) days after the entry thereof.

                          7.1.9   Commencement of any action or proceeding
which seeks as one of its remedies the dissolution of Borrower which is not dismissed with prejudice within one hundred eighty (180) days of the commencement thereof.

                          7.1.10  All or any part of any Collateral is
attached, levied upon or otherwise seized by legal process, and such attachment, levy, or seizure is not quashed, stayed, or released within thirty
(30) days after the date thereof and such attachment, levy or seizure is otherwise determined by Bank, in its sole discretion, to have a material adverse effect on any Project.

                          7.1.11  The occurrence of any Transfer (as defined in
any Deed of Trust) which is a violation of the terms of any Deed of Trust, unless prior to such Transfer Bank has delivered to Borrower the written consent to such Transfer.

                          7.1.12  The occurrence and continuance of any Event
of Default, as such term is defined in any other Loan Document.

                          7.1.13  Borrower, at any time, ceases to manage a
Project.

                          7.1.14  An Event of Default under or as defined in
the Recourse Loan Agreement or any other agreement, instrument or other document which evidences, secures or governs the terms of the Recourse Loan or any other Debt of Borrower to Bank shall occur.

                          7.1.15  An Event of Default under and as defined in
the indenture governing the terms of the Old Notes or the indenture governing the terms of the New Notes shall occur.

                          7.1.16  Borrower shall default in the performance of
its obligations under or with respect to any other Debt of Borrower in an amount equal to or greater than One Million Dollars ($1,000,000) and, as result of such default, the holder of such Debt exercises, or is entitled to exercise, any right granted to such holder to (i) accelerate such Debt, or (ii) satisfy Borrower's obligations with respect to such Debt against any assets or property of Borrower (including any security for the Debt).

                 7.2      REMEDIES.

                          7.2.1   Upon the occurrence of any Event of Default:
(i) Bank's obligation to make further Advances under any Project Loan shall abate, and (ii) Bank may, at its option, declare all Obligations to be immediately due and payable, except in the case of any Event of Default described in Section 7.1.5 or Section 7.1.6, in which case all Obligations shall be immediately due and payable, in all instances without presentment, demand, protest or notice of any kind. In addition, Bank may, at its option, apply any of Borrower's funds in its possession to the outstanding indebtedness under the Note whether or not such indebtedness is then due; Bank may exercise all rights and remedies available to it under any or all of the Loan Documents; and Bank shall have the right to cause an independent contractor selected by Bank to enter into possession of any Project and to perform any and all work and labor necessary for the completion of the Project substantially in accordance with the Plans and Specifications and to perform Borrower's obligations under this Agreement. All sums expended by Bank for such purposes shall be deemed to have been disbursed to and borrowed by Borrower and shall be secured by the Deeds of Trust.

                          7.2.2   Borrower hereby constitutes and appoints
Bank, or an independent contractor selected by Bank, as its true and lawful attorney-in-fact with full power of substitution for the purposes of completion of any Project and performance of Borrower's obligations under this Agreement in the name of the Borrower, and hereby empowers said attorney-in-fact to do any or all of the following upon the occurrence of an Event of Default:

                                  7.2.2.1  to make such additions, changes and
corrections in the Plans and Specifications as shall be necessary or desirable to complete the Project in substantially the manner contemplated by the Plans and Specifications;

                                  7.2.2.2  to employ any contractors,
subcontractors, agents, architects and inspectors required for said purposes;

                                  7.2.2.3  to employ attorneys to defend
against attempts to interfere with the exercise of the powers granted hereby;

                                  7.2.2.4  to pay, settle or compromise all
existing bills and claims which are or may be liens against any Project or may be necessary or desirable for the completion of the Project or clearance of objections to or encumbrances on title;

                                  7.2.2.5  to execute all applications and
certificates in the name of Borrower, which may be required by any construction contract;

                                  7.2.2.6  to prosecute and defend all actions
or proceedings in connection with any Project and to take such action, require such performance and do any and every other act as is deemed necessary with respect to the completion of the Project which Borrower might do on its own behalf;

                                  7.2.2.7  to let new or additional contracts
with the same contractor(s) or others to the extent not prohibited by their existing contracts;

                                  7.2.2.8  to employ watchmen and erect
security fences to protect a Project from injury; and

                                  7.2.2.9  to take such action and require such
performance as it deems necessary under any of the bonds or insurance policies to be furnished hereunder, to make settlements and compromises with the sureties or insurers thereunder, and in connection therewith to execute instruments of release and satisfaction. It is understood and agreed that the foregoing power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked until repayment in full of the Obligations.

                 7.2.3 No remedy granted to or reserved by Bank under this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy granted to or reserved by Bank, including any remedy provided by law, but each shall be cumulative and shall be in addition to every other remedy given under this Agreement and the other Loan Documents or now or hereafter existing under law. Every power or remedy given under any of the Loan Documents or by law may be exercised concurrently or independently, from time to time, and as often as may be deemed expedient by Bank and, to the extent permitted by law, Bank may pursue inconsistent remedies.

                                  ARTICLE VIII
                                 MISCELLANEOUS

         8.1 BANK'S OBLIGATIONS TO BORROWER ONLY AND DISCLAIMER BY BANK. No Person, other than Borrower and Bank, shall have any rights hereunder or be a third-party beneficiary hereof. Bank is not a joint venturer or a partner with Borrower. Prior to an Event of Default and thereafter until Bank elects in writing to assume specific obligations of Borrower, Bank shall not be obligated to any Person providing labor, materials, or other services for any Project and payment of funds from Advances directly to any such Persons shall not give or be a recognition of any third-party beneficiary status.

         8.2 PUBLICITY. Upon Borrower's prior written consent, such consent not to be unreasonably withheld or delayed, Bank shall have the right to place one or more signs on a Project at location(s) visible from public street(s) indicating that Bank has provided financing for the Project.

         8.3 NO BROKERS. Except as disclosed by Borrower to Bank in writing prior to the date of this Agreement, Borrower represents and warrants to Bank that it knows of no broker's or finder's fee due in respect of the transactions described in this Agreement and that it has not used the services of a broker or a finder in connection with this transaction.

         8.4 NOTICES. All notices, requests, demands and consents to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand or recognized overnight courier service, or sent by registered mail or certified mail, postage prepaid, return receipt requested, through the United States Postal Service to the addresses shown below or such other address which the parties may provide to one another in accordance herewith. Such notices, requests, demands and consents, if sent by mail shall be deemed given two (2) Business Days after deposit in the United States mail, and if delivered by hand or recognized overnight courier service, shall be deemed given when delivered.

To Bank:                  Bank One, Arizona, NA
                          Southern California Real Estate Center
                          3 Park Plaza, Suite 1250
                          Irvine, California  92714
                          Attention: Frank M. Bonder

Copies to:                Bank One, Arizona, NA
                          Real Estate Division
                          P.O. Box 29542
                          Phoenix, Arizona 85038
                          Attn: Dept. A-567

                          O'Melveny & Myers
                          610 Newport Center Drive
                          Suite 1700
                          Newport Beach, California  92660-6429
                          Attention: Steven L. Edwards, Esq.

To Borrower:              J. M. Peters Company
                          3501 Jamboree Road, Suite 200
                          Newport Beach, California  92658
                          Attention: Hadi Makarechian

Copy to:                  Wiley, Rein & Fielding
                          1776 "K" Street, N.W.
                          Washington, D.C. 20006
                          Attn: Dag Wilkinson, Esq.


         8.5 DISCLAIMER BY BANK. Bank shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with any Project. Bank shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against any Project. Borrower is not and shall not be an agent of Bank for any purpose. Bank is not a joint venture partner with Borrower in any manner whatsoever. Prior to default by Borrower under this Agreement and the exercise of remedies granted herein, Bank shall not be deemed to be in privity of contract with any contractor or provider of services to any Project, nor shall any payment of funds directly to a contractor, subcontractor, or provider of services be deemed to create any third party beneficiary status or recognition of same by Bank. Approvals granted by Bank for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

         8.6 INDEMNIFICATION. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and save harmless Bank, its directors, officers, agents and employees for, from and against any and all liability, expense or damage of any kind or nature and for, from and against any suits, claims or demands, including reasonable legal fees and expenses on account of any matter or thing or action, whether in suit or not, arising out of this Agreement or in connection herewith, other than to the extent such claims and liabilities as arise solely from the gross negligence of Bank. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Bank believes is covered by this indemnity, Bank shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Bank. Bank may also require Borrower to so defend the matter. The obligations on the part of Borrower under this Section 8.6 shall survive the closing of the Commitment and the repayment of the Obligations.

         8.7 CHOICE OF LAW. This Agreement and the transactions contemplated hereunder shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice of law or conflict-of-laws rules or principles.

         8.8 ASSIGNMENT. Borrower shall not assign any of its rights under this Agreement.

         8.9 AUTHORITY TO FILE NOTICES. Borrower irrevocably appoints Bank as its attorney-in-fact, with full power of substitution, to file for record upon at least 24 hours prior notice to Borrower, at the Borrower's cost and expense and in Borrower's name, any notices of completion, notices of cessation of labor, or any other notices that Bank considers necessary or desirable to protect its security.

         8.10 INCONSISTENCIES WITH LOAN DOCUMENTS. In the event of any inconsistencies between the terms of this Agreement and any terms of any of the Loan Documents, the terms of this Agreement shall govern and prevail.

         8.11 NO WAIVER. No disbursement of proceeds of any Project Loan shall constitute a waiver of any conditions to Bank's obligation to make further disbursements nor, in the event Borrower is unable to satisfy any such conditions, shall any such waiver have the effect of precluding Bank from thereafter declaring such inability to constitute a default under this Agreement.

         8.12 PAYMENT OF EXPENSES. Borrower shall pay all taxes and assessments and all expenses, charges, costs and fees provided for in this Agreement or relating to the Project Loans or construction of any Project, including all fees, charges, and taxes in connection with recording or filing any of the Loan Documents, title insurance premiums and charges, fees of any consultants, fees and expenses of Bank's counsel (which attorneys may be employees of Bank), fees and expenses of Bank's special counsel, printing, photostating and duplicating expenses, air freight charges, escrow fees, costs of surveys, premiums of hazard insurance policies and surety bonds and fees for any appraisal, market or feasibility study required by Bank. Borrower hereby authorizes Bank to disburse the proceeds of any Project Loan to pay such expenses, charges, costs and fees notwithstanding that Borrower may not have requested a disbursement of such amount. Bank shall make such disbursements notwithstanding the fact that a Project Loan is not

"IN BALANCE" or that Borrower is in default under the terms of this Agreement or any other Loan Document. Such disbursement shall be added to the outstanding principal balance of the Note. The authorization hereby granted shall be irrevocable, and no further direction or authorization from Borrower shall be necessary for Bank to make such disbursements. However, the provisions of this Section 8.12 shall not prevent Borrower from paying such expenses, charges, costs and fees from its own funds. All such expenses, charges, costs and fees shall be Borrower's obligation regardless of whether or not Borrower has requested and met the conditions for a disbursement of any Project Loan. The obligations on the part of Borrower under this Section 8.12 shall survive the closing of the Commitment and the repayment of the Obligations. Borrower hereby authorizes Bank, in its discretion, to pay such expenses, charges, costs and fees at any time by a disbursement of the Loan. All costs, expenses and charges under this Section 8.12 shall be reasonable.

         8.13 TITLES AND HEADINGS. The titles and headings of sections of this Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         8.14 CHANGES, WAIVERS, DISCHARGE AND MODIFICATIONS IN WRITING. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         8.15 PARTICIPATIONS. Bank shall have the right, following the occurrence of any Event of Default, to sell, assign, transfer or negotiate, and, at any time, to grant participations in all or any part of any Project Loan or the Note. Borrower hereby acknowledges and agrees that any disposition made in accordance with the preceding sentence will give rise to a direct obligation of Borrower to each Person to whom any Project Loan or Note is sold, assigned, transferred or negotiated.

         8.16 CONFIDENTIALITY. Bank agrees to hold confidential any non-public information relating to financial projections or forecasts concerning Borrower that it may receive pursuant to the Loan Documents, except for disclosures: (a) specifically authorized by Borrower; (b) to purchasers or perspective purchasers of any part of Bank's interest in any Project Loan or the Note; (c) to legal counsel, accountants and other professional advisers to Bank; (d) to regulatory officials having jurisdiction over Bank; or (e) to the extent required by law or a legal process.

         8.17 ATTORNEYS' FEES. For the purpose of this Agreement and the other Loan Documents, the terms "ATTORNEYS' FEES" or "ATTORNEYS' FEES AND COSTS" shall mean the reasonable fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "ATTORNEYS' FEES" or "ATTORNEYS' FEES AND COSTS" shall also include, without limitation, all such reasonable fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred.

         8.18 PREVAILING PARTY TO PAY FEES. In the event of any action or proceeding brought by any party hereto against the other party hereto based upon or arising out of any breach of the terms of this Agreement or any other Loan Document, the prevailing party shall be entitled to recover its costs, including reasonable attorney's fees, from the other party.

         8.19 SUBMISSION OF AGREEMENT. The submission of this Agreement to Borrower or its agent or attorney for review or signature does not constitute a commitment by Bank to make any Project Loan to Borrower, and this Agreement shall have no binding force or effect until its execution and delivery by both Borrower and Bank.

         8.20    ARBITRATION.

                 8.20.1 BINDING ARBITRATION. Bank and Borrower hereby agree that all controversies and claims of any nature between them (including but not limited to contract, tort and others) arising directly or indirectly out of this Agreement or the Loan Documents, shall at the written request of any party be arbitrated pursuant to the applicable rules of the American Arbitration Association. The arbitration shall occur in the State of California. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The Federal Arbitration Act shall apply to the construction and interpretation of this arbitration agreement.

                 8.20.2 ARBITRATION PANEL. A single arbitrator shall have the power to render a maximum award of One Hundred Thousand Dollars ($100,000). When any party files a claim in excess of this amount, the arbitration decision shall be made by the majority vote of three arbitrators. No arbitrator shall have the power to restrain any act of any party.

                 8.20.3 PROVISIONAL REMEDIES; SELF-HELP; AND FORECLOSURE. No provision of subparagraph (a) shall limit the right of any party to exercise self help remedies, to foreclose against any real or personal property collateral, or to obtain any provisional or ancillary remedies (including but not limited to injunctive relief or the appointment of a receiver) from a court of competent jurisdiction. At Bank's option, it may enforce its right under a mortgage by judicial foreclosure, and under a deed of trust either by exercise of power of sale or by judicial foreclosure.

The institution and maintenance of any remedy permitted above shall not constitute a waiver of the rights to submit any controversy or claim to arbitration. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in any action brought by a party shall be applicable in any arbitration proceeding.

         8.21 COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

DATED as of the date first above stated.

                                           J.M. PETERS COMPANY, INC.
                                           a Delaware corporation



                                        By:______________________________
                                           Name:  Dale Dowers
                                           Title: President


                                           BANK ONE, ARIZONA, NA,
                                           a national banking association



                                        By:______________________________
                                           Name:  Frank M. Bonder
                                           Title: Senior Vice President

                                  EXHIBIT "A"

                    FORM OF ASSIGNMENT OF PROJECT AGREEMENTS
                      AND PROJECT PLANS AND SPECIFICATIONS

                                  EXHIBIT "B"

                             FORM OF DEED OF TRUST

                                  EXHIBIT "C"

                        FORM OF ENVIRONMENTAL INDEMNITY

                                  EXHIBIT "D"

                          FORM OF FINANCING STATEMENT

                                  EXHIBIT "E"

                         FORM OF PROJECT LOAN AGREEMENT





                                      E-1